UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VENDUM BATTERIES, INC.

Nevada
(State or Other Jurisdiction of Incorporation or Organization)
2721
(Primary Standard Industrial Classification Code Number)

39-2068976
(I.R.S. Employer Identification No.)
400 Thames Valley Park Drive, Reading, Berkshire, England, RG6 1PT
(Address and telephone number of principal executive offices)
400 Thames Valley Park Drive, Reading, Berkshire England RG6 1PT
(Address of principal place of business or intended principal place of business)

Copy to:

Hank Gracin, Esq.
Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(212) 907-6457
(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.001 par value per share	80,000,000	$0 .08	$$6,400,000	$743.04

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457 (c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00011610 of the aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2011 PRELIMINARY PROSPECTUS VENDUM BATTERIES, INC. 80,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 80,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, Centurion Private Equity, LLC (“Centurion”).  Of such shares, 78,779,844 represent shares that Centurion has agreed to purchase if put to it by the Company pursuant to the terms of the investment agreement we entered into with Centurion on June 3, 2011, subject to volume limitations and other limitations in the investment agreement, and 1,220,156 shares that were issued to Centurion in consideration for the preparation of the documents for its investment and as a commitment fee.  Subject to the terms and conditions of the investment agreement, which we refer to in this prospectus as the “Investment Agreement,” we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to Centurion.  This arrangement is sometimes referred to as an “Equity Line.”

For more information on the selling stockholders, please see the section of this prospectus entitled “Selling Security Holders” beginning on page 41.

We will not receive any proceeds from the resale of these shares of common stock offered by Centurion.  We will, however, receive proceeds from the sale of shares directly to Centurion pursuant to the Equity Line.  When we put an amount of shares to Centurion, the per share purchase price that Centurion will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Centurion.  Generally, in respect of each put, Centurion will pay us a per share purchase price equal to the lesser of: (i) ninety-six percent (96%) of the average of the three lowest daily volume weighted average prices, or “VWAPs,” (such average, being referred to as the “Market Price”)  of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice; or (ii) the Market Price for such put minus $.01, but shall in no event be less than the per share price designated by us as a floor for such put (the “Company Designated Minimum Put Share Price”).

Centurion will sell our shares at prevailing market prices or privately negotiated prices.  Centurion is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 16.

Our common stock became eligible for trading on the OTC Bulletin Board on June 22, 2010.  Our common stock is quoted on the OTC Bulletin Board under the symbol “VNDB”. The closing price of our stock on  October 5 , 2011 was $.03 .

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7 , 2011.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

 PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Vendum Batteries, Inc., a Nevada corporation.

Company Overview

We were incorporated under the name Wishart Enterprises Limited in December 2006.  On May 3, 2010, we entered into a share exchange (the “Share Exchange”) with Vendum Batteries Limited (“VDL”) whereby we acquired all of the issued and outstanding common stock of VDL and it became our wholly owned subsidiary.  We changed our name to Vendum Batteries Inc. and our line of business from the health related business to the development of an environmentally friendly new cellulose-based power source.  In connection with the Share Exchange we engaged in a 5 for 1 forward-split our common stock. VDL was incorporated in the United Kingdom in November 2009 and in January 2010 it  acquired a patent for the development of a non-toxic paper battery technology that does not use any rare earth metals or toxic metals and instead uses carbon nanotube electrode technology.  We are currently developing new intellectual property that is based upon the patented technology that VDL acquired.   We are currently in the pre-production stage and do not have any products as we have not yet completed development of the technology or a prototype.   We do not intend to produce the batteries ourselves, instead we intend to license the  technology or ‘know how’ that we develop to third parties who will then  develop and commercialize the batteries based upon our licensed technology.

The sole shareholder of VDL was Fraser Cottington, our sole director and officer, who has prior business experience in the management information systems industry, has only been involved with the battery industry for the past 21 months, and has no prior experience managing public companies.

Our Business

We are working on developing a non-toxic , Carbon Nanotube (“CNT”) based light-weight, rechargeable battery that we intend to market to various industries. We are currently in the pre-production stage and do not have any products as we have not yet completed development of the technology or a prototype.   However, with the assistance of outside advisors, which include individuals at Surrey & Oxford Universities (with whom we do not have any written agreements other than confidentiality agreements), we have written research and development project documentation upon which we have based the development of our technology . This proprietary battery is being designed to be entirely biodegradable, since it will be primarily composed of cellulose and will not use any of the toxic elements used in traditional batteries, such as mercury, lead, chromium, or cadmium. We intend to seek global patent protection of our proprietary battery in Europe and North America and use the ‘Priority Date’ in any other country we wish to file. Upon the completion of the development of the prototype, which is expected to be in early 2012, we intend to perfect prototypes and provide proof of concept that the technology can be cost effectively mass produced.   We do not intend to produce the batteries ourselves, instead we intend to license the technology or ‘know how’ that we develop to third parties who will then develop and commercialize the batteries based upon our licensed technology. We are seeking to offer our ‘know how’ as services to create collaborative partnerships with third parties, such as original equipment manufacturers (OEMs) to either further develop solutions, or create new materials and production processes.

We hope to develop a non-toxic energy storage source that will be capable of providing higher power output for much longer periods of time than current batteries.  However, there is no guarantee that we will be able to develop a battery utilizing CNT and cellulose technology that will be capable of providing higher output for longer periods of time than current batteries.  We believe that the batteries using our technology will have the potential to be small, flexible and light-weight, and eventually may also be utilized in human implant technology, such as in pacemakers and cochlear implants.

Our primary focus today is seeking to develop batteries that can be used to power greeting cards, audio books, intelligent packaging and eventually mobile phones, PDA’s, iPods, music players, games consoles and laptops .   If perfected as a hybrid battery and supercapacitor our technology could be used in  CCTV cameras, roadwork lighting and signs.  After we have established our primary focus, we intend to  market our paper based lightweight batteries to the automotive and aeronautical industries.

During 2012 , we intend to engage in additional research and development to ascertain the thermal conductive and field emission display properties of CNT based composite materials that have been observed by other scientists and university studies in an effort to create materials for insulation, heat capture and even energy generation. Based on this research , thermal conductive properties of cellulose and CNT materials may offer new ways for us to develop smart materials that can use body moisture and movement to both generate and store energy, but also capture body heat and release it when required. For 2012, we hope to be able to diversify our business into the development and licensing of technology that can be used with cellulose paper based electronic display materials, for smart packaging, or for paper based sensors for various industries, including the healthcare industry.

We intend to grow our Intellectual Property (IP) portfolio as quickly as funding will allow, but also foresee opportunities to make share exchange acquisitions, by selling or licensing our ‘know how’ to co-develop new materials with  under performing companies within the CNT industry and assist them in creating new IP to attract new investment. In an effort to diversify our business and not be dependent upon one single technology, we will seek in part to acquire companies providing different ways to produce and develop the technologies that deliver both a super capacitor and a battery using CNT technologies, as well as those companies and individuals that can provide technical expertise in further researching alternative Nano wire types and the use of polymers. We will also look at printed battery technology, which is already produced by one of our competitors, as it looks as if it may become one of the simplest and cost effective CNT battery types to mass produce.  Finally, we will attempt to locate a company that is both proficient at producing CNT’s and providing competitors with electronics quality CNT’s, so that we can minimize the need for raw CNT producers and associated costs to transport them to the battery production facility.

During the year ended December 31, 2010 we incurred a loss of ($635,376). For the six months ended June 30 , 2011 we incurred a loss of ($274,436) and at June 30 , 2011 we had a working capital deficit of ($503,532).   To date we have not generated any revenue and have incurred significant operating losses since our inception, resulting in a deficit accumulated of $933,777 at June 30 , 2011 and $659,341 at December 31, 2010.  The opinion of our independent registered accounting firm for the fiscal year ended December 31, 2010 and December 31, 2009 is qualified subject to substantial doubt as to our ability as a going concern. Our current burn rate is $26,000 per month and we anticipate that we will need a minimum of $500,000 to accomplish our business goals.  We have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. As of September 30, 2011 we have notes in the aggregate principal amount of $175,500 outstanding.  Of such amount, a note in the principal amount of $25,000 was due in September 2011 and is currently in default, a note in the principal amount of $50,000 was due July 27, 2011 and is currently in default and a note in the principal amount of $7,000 was due in April 2011 and is currently in default.  We do not have the funds to repay the notes. The success of our business plan is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements such as our $5,000,000 Equity Line; however it is doubtful that we will be able to use the full Equity Line due to the conditions to its use, and there can be no assurance that we will meet the conditions necessary to be able to use the Equity Line, which include having two members of our board of directors who are independent.  Other than the Equity Line, we do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all.

Our principal executive offices are located at 400 Thames Valley Park Drive, Reading, Berkshire, England RG6 1PT and our telephone number is +44 118 380 0895.

The Offering

Common stock that may be offered by selling stockholders
80,000,000 shares, representing approximately 14% of our common stock to be outstanding after issuance of shares that may be offered by selling shareholder.

If we were to be able to put all $5,000,000 worth of common stock to the selling stockholder, based upon the price of the last reported trade on October 5, 2011, which was $.03, we would issue an additional 166,000,000 shares of common stock to the selling stockholder.

Common stock currently outstanding	506,720,121 shares

Common stock to be outstanding after issuance of shares that may be offered by selling shareholders	585,499,965 shares

Total proceeds raised by offering
We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by any selling shareholder. We will receive proceeds from the sale of shares to Centurion. Centurion has committed to purchase up to $5,000,000 worth of shares of our common stock over a period of time terminating upon 36 months from the date of the Investment Agreement (the “Equity Line”).  The Company will be entitled to put to Centurion on each put date such number of shares of common stock as equals up to $250,000 or such lesser amount as is specified by us provided that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1.5  million shares; (ii) 17.5% of the aggregate trading volume, excluding any block trades that exceed 50,000 shares of common stock, of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of: (a) the floor price plus a fixed discount of $.01; (b) the floor price if any set by us divided by 0.96; or (c) $.01, the greater of all three clauses being referred to as the “Trigger Price”); (iii) an aggregate of $5,000,000 worth of common stock when combined with the put shares sold in all prior puts; or (iv) such number of put shares that, when added to the number of shares of our common stock then beneficially owned by Centurion, would exceed 9.9% of the number of shares of our common stock outstanding. The offering price of the securities to Centurion will equal the lesser of: (i) 96% of the of the average of the three lowest daily volume weighted average prices, or “ VWAPs,” (such average, being referred to as the “Market Price”) of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice; or (ii) the Market Price for such put, less $.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 3.

RISK FACTORS

Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should carefully consider the risks described below, the other information in this prospectus when evaluating our company and our business . If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

RISKS RELATED TO OUR BUSINESS

Our company is a development stage company that has no technology fully developed for licensing to third parties, has never generated any revenues and may never achieve revenues or profitability.

We are a development stage company that has not generated any revenues nor fully developed the technology that we expect will be the cornerstone of our business.  In May 2010, we changed our business to the development of intellectual property for use in the creation of non-toxic, carbon-based, light-weight batteries. Our ability to generate revenue depends heavily on:

•	successful development of our intellectual property;
•	our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking;
•	the successful commercialization of product candidates using our intellectual property; establishing licenses for our intellectual property; and
•	market acceptance of products using our intellectual property.

If we do not successfully develop and license our intellectual property, we will not achieve revenues or profitability in the foreseeable future, if at all. If we are unable to generate revenues or achieve profitability, we may be unable to continue our operations.   Our intellectual property is still in early stages of development. We expect a prototype to be ready and to make patent applications related to such technology in early 2012, and it will be at least another 18-24 months before we expect to have products available for licensing and to generate revenue from any products.

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

We are in the development stage and our operations and the development of our proposed intellectual property is subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to:

•	the absence of an operating history;
•	the lack of commercialized products;
•	insufficient capital;
•	expected substantial and continual losses for the foreseeable future;
•	limited experience in dealing with regulatory issues;
•	the lack of licensing partners and limited marketing experience;
•	an expected reliance on third parties for the development and commercialization of our proposed products;
•	a competitive environment characterized by numerous, well-established and well capitalized competitors; and
•	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

We have a history of losses, and we expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop and license our intellectual property.

We have never generated revenues. We intend to engage in the licensing of intellectual property for the manufacture and distribution of non-toxic, carbon-based light-weight batteries.  We have not yet completed the development of a prototype for our product and intend to apply for patent protection for our non-toxic, carbon-based light-weight battery upon completion of the development of several prototypes for various applications. We have no assurance that an actual product using our intellectual property can be manufactured or if able to be manufactured that it can be done in a cost effective manner. We intend to rely on third parties to manufacture the products using our technology. We expect to incur operating losses over the next twelve months because we will have no source of revenues unless and until we are successful in engaging in licenses for the use of our intellectual property. In addition, as a public company, we incur additional significant legal, accounting and other expenses that we did not incur as a private company. These increased expenditures will make it harder for us to achieve and maintain future profitability. We may incur significant losses in the future for a number of reasons, including the other risks described in this section, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, we may not be able to achieve or maintain profitability.

We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

If we are unable to obtain funding for continued development of our intellectual property, we will have to delay our development efforts or change our line of business, which could result in the loss of your total investment.

We intend to further develop our intellectual property. As such, we will need to raise funds to engage in research and development activities. Although we plan to raise funds through the Equity Line, we do not believe that due to the conditions to use of the Equity Line that we will be able to utilize the full Equity Line and that the funds to be raised through the Equity Line will be enough to achieve the basic goals of our business plan.  We have no other sources of funding and there can be no assurance that other sources will be available at such times as needed and upon favorable terms and conditions.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial new capital following the development of a strategic marketing plan for bringing our product to global markets in order to actually market and arrange for the licensing of our technology. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. We have recently raised money from the sale of convertible notes that contain a conversion feature with a discount to market.  Such a discount will have a dilutive effect on our current shareholders.

We have incurred significant operating losses and may not be profitable in the future, if ever.

As of December 31, 2010 we had a cash and cash equivalent balance of $21,766 and at June 30 , 2011 we had a cash and cash equivalent balance of $ 1,329 . Our company has incurred significant operating losses since its inception, resulting in a deficit accumulated of $ 659,341 at December 31, 2010 and $ 933,777 at June 30 , 2011. For the year ended December 31, 2010 we incurred a loss of $635,376 and for the six months ended June 30 , 2011 we incurred a loss of $ 274,436 .  Such losses are expected to continue for the foreseeable future and until such time, if ever, as our company is able to attain licensing levels sufficient to support its operations

We may not be able to continue as a going concern.

The opinion of our independent registered accounting firm for our fiscal years ended December 31, 2010 and December 31, 2009 is qualified subject to substantial doubt as to our ability to continue as a going concern.   See “Report of Independent Registered Public Accounting Firm” and the notes to our Financial Statements. During the year ended December 31, 2010 we incurred $328,533 of operating expenses, had a net loss of ($635,376 ), and at December 31, 2010 had an accumulated deficit of $659,341 and stockholders’ deficit of $27,212.  During the year ended December 31, 2009 we incurred $23,620 of operating expenses, had a net loss of ($23,965) and at December 31, 2009 had an accumulated deficit of $23,965 and stockholders’ deficit of $27,540. During the six months ended June 30 , 2011 we incurred $ 269,936  of operating expenses and  had a net loss of ($ 274,436 ) and at June 30 , 2011 had an accumulated deficit of $ 933,777  and stockholder’s deficit of $ 303,532 .

We face substantial uncertainties in establishing our business.

Establishing a successful business will require us to attain certain goals , of which we cannot assume we will be successful .   We believe that in order to establish a successful business we must, among other things, hire personnel to run our day to day operations, and establish a customer base and brand name. In order to implement any of these we will be required to expend a substantial amount of money.  If we are unable to raise the necessary funds , we will be unable to accomplish these goals , and if we are unable to accomplish one or more of these goals, our business may fail.

We may experience difficulty in effectively managing our planned expansion.

Further growth and expansion of our business would place additional demands upon our sole officer and director and other resources and would require additional production capacity, working capital, information systems, management, operational and other financial resources. In order to expand our business, we will need to develop licensing agreements with third parties to manufacture products using our technology.   Such expansion will require significant additional expenditures for marketing and we will not be able to effectuate any such expansion without additional capital.   Our further growth will also depend on various factors, including, among others, our ability to attract and retain new employees, the development of new technology products, competition and federal and state regulation of the products that implement our technology. Not all of the foregoing factors are within our control. No assurance can be given that our business will grow in the future and that we will be able to effectively manage such growth. If we are unable to manage growth effectively, our business, results of operations and financial condition would be materially adversely affected.

  We are currently in default under three of our notes.

We have not made all of the required payments under a secured note that matured in April 2011 in the principal amount of $7,000, a secured note that matured in July 2011 in the principal amount of $50,000 and a secured note that matured September 3, 2011 in the principal amount of $25,000. Should the holder of any note demand payment and we are unable to renegotiate the terms of the note, the note holder could declare the note in default and take legal action against us.  Our ability to continue to operate is dependent upon our ability to raise additional funds to repay the notes secured by our assets or to renegotiate the terms of the notes.

We have several notes that are due in 2011 , including three which are in the default, and we will need additional capital to repay these loans and may not be able to obtain it.

As of September 30 , 2011 we have notes in the aggregate principal amount of $ 175,500 outstanding.  Of such amount, a note in the principal amount of $ 7,000 was due in April 2011, a note in the principal amount of $50,000 was due July 27, 2011, and a note in the principal amount of $25,000 was due September 3, 2011 .  To date, none of these loans have been repaid and the loans due in April, July and September are now in default and we do not have the funds to repay these loans.   We will need to raise additional funds in order to repay these loans.  We also have a note in the principal amount of $65,000 due December 31, 2011 and a note in the principal amount of $32,500 due in February 2012.  We currently do not have enough money to repay the loans coming due.   In addition we will need to raise additional funds to support further expansion, meet competitive pressures, and respond to unanticipated requirements. We cannot assure you that additional financing will be available if needed on terms favorable to us. We currently do not have any commitments for additional funding other than the Equity Line with Centurion, which is dependent upon stock sales volume and our stock price.

Certain of our notes contain features that could have a dilutive effect to our investors.

If the price that we issue any shares of our stock in a put is lower than the conversion price of our three notes in the principal amount of $65,000, $32,500 and $37,500 certain of our lenders will be entitled to reduce the price at which they convert their notes to shares of our common stock and therefore will be entitled to receive more shares than anticipated. On March 23, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the aggregate principal amount of $65,000 (the “March Note”). Additionally, on May 3, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the aggregate principal amount of $32,500 (the “May Note”). On September 21, 2011 we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the aggregate principal amount of $37,500 (the “September Note”) The March Note is convertible into shares of our common stock beginning 180 days from the date of the March Note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The May Note is convertible into shares of our common stock beginning 180 days from the date of the May Note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The September Note is convertible into shares of our common stock beginning 180 days from the date of the September Note at a conversion price of 55% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. However, a reduction in the conversion price as set forth above will result in us issuing a greater number of shares of common stock than anticipated, which will have the effect of diluting the shares of common stock of our investors.

Our business is reliant upon the availability of a complex and modern technology.

Due to the complex nature of CNTs and the way in which they are manufactured, there is a risk that our company will not be able to secure the products to execute our business strategy. Until such time as CNTs can be mass produced, there will always be a supply and demand risk. While we will do everything we can to negate such issues, the quantity and quality of CNTs is paramount to the success of CNT based cellulose batteries.  To date, we have identified three companies that we believe will be able to fulfill our CNTs’ requirements; however, each company is located in a  different country, which may make it logistically difficult to obtain materials or to replace any of the three should one of them for any reason stop supplying us with CNTs. There can be no assurance we will be able to identify additional companies producing quality CNTs in the quantities we desire.

There is a risk that our products would not result in the market and application that we anticipate for CNT based battery technologies.

While in early development and design, there is always the risk that the applications which our products will suit, will simply not be in high enough demand. The ability to make innovative paper based light emitting devices may prove too costly to make for the manufacturer of the battery to make a profit.

Because we intend to acquire businesses and such activity involves a number of risks, our core business may suffer.

We expect to aggressively expand our operations by acquiring underperforming companies and those needing investment to further develop their products within the Carbon Nanotube industry . Much of our planned expansion depends upon our receipt of sufficient funding.  We may not receive the funding necessary for our planned expansion at all or on a timely basis. In addition, such funding could be subject to conditions that are commercially unacceptable to us or for which we are unable to comply. Even if we succeed in aggressively expanding our manufacturing capacity, we may not have enough demand for our products to justify the increased capacity.

Any such expansion will place a significant strain on our sole officer and director and our financial and other resources. Any expansion will expose us to greater overhead and support costs and other risks associated with expansion. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

▪	The acquired assets or business may not achieve expected results;
▪	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;
▪	We may not be able to retain key personnel of an acquired business;
▪	Our management’s attention may be diverted; or
▪	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

The market for our product may not accept our approach to CNT batteries.

The wider market may not be ready to adapt to green batteries, given the likelihood they will initially be more expensive than their current counterparts. There are also questions as to whether many large companies who currently use disposable batteries care about the consequences of disposing the currently toxic batteries, since battery disposal is still very much a part of recycling that has gone unnoticed.

Our intellectual property may not receive the international protection we would require to secure our business success and unique selling factors.

While we intend to seek patent protection of our prototype in Europe and the US , there can be no assurance  that the patent will be granted and thus there can be no guarantee that we will have protection against duplication of similar technologies by competitors or that we will maintain any material advantage over the competition.

The complexity of our technologies could result in unforeseen delays or expenses and in undetected defects, or bugs, which could damage our reputation with current or prospective licensees , result in significant costs and claims, and adversely affect the market acceptance of products.

Highly complex technology, such as the technology that we intend to offer , frequently contain defects , or bugs when they are first introduced , or as new versions are released. Our technology, once developed, may experience these defects and bugs, which may give rise to claims against us, diminish our brand or divert our resources from other purposes. In addition, if our technology contains defects or bugs, or has reliability, quality or compatibility problems, our reputation may be damaged and customers may be reluctant to license our technology , which could materially and adversely affect our ability to retain licensees and attract new licensees . In addition, these defects or bugs could interrupt or delay sales or shipment of products by our customers. To alleviate these problems, we may have to invest significant capital and other resources.

If any of these problems are not found until after we have licensed the technology , we may be required to incur additional development costs and recall, repair or replace the technology . These problems may divert our technical and other resources from other development efforts and could result in claims against us by our licensees and their customers or others, including possible claims for consequential damages and/or lost profits. Moreover, we may lose, or experience a delay in, market acceptance of the affected technology or products incorporating the technology we develop , and we could lose credibility with our current and prospective licensees .

The demand for batteries in the transportation and other markets depends on the continuation of current trends resulting from dependence on fossil fuels. Extended periods of low gasoline prices could adversely affect demand for electric and hybrid electric vehicles.

We believe that much of the present and projected demand for advanced batteries in the transportation and other markets results from increases in the cost of oil over the last several years, the dependency of the United States on oil from unstable or hostile countries, government regulations and economic incentives promoting fuel efficiency and alternate forms of energy, as well as the belief that climate change results in part from the burning of fossil fuels. If the cost of oil decreased significantly, the outlook for the long-term supply of oil to the United States improved, the government eliminated or modified its regulations or economic incentives related to fuel efficiency and alternate forms of energy, or if there is a change in the perception that the burning of fossil fuels negatively impacts the environment, the demand for our batteries could be reduced, and our business and revenue may be harmed.

Gasoline prices have been extremely volatile, and this continuing volatility is expected to persist. Lower gasoline prices over extended periods of time may lower the perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If gasoline prices remain at deflated levels for extended periods of time, the demand for hybrid and electric vehicles may decrease, which would have a material adverse effect on our business.

If we are unable to develop technology that improves upon existing battery technology and gain market acceptance, our business may be adversely affected. In addition, many factors outside of our control may affect the demand for our batteries and battery systems.

We are researching and developing the technology for non-toxic carbon- based light-weight batteries.  The market for advanced rechargeable batteries is at a relatively early stage of development, and the extent to which our carbon-based batteries will be able to meet our customers' requirements and achieve significant market acceptance is uncertain. Rapid and ongoing changes in technology and product standards could quickly render our products less competitive, or even obsolete if we fail to continue to improve the performance of our battery chemistry and systems. Other companies that are seeking to enhance traditional battery technologies have recently introduced or are developing batteries based on carbon nanotubes as well as nickel metal-hydride, liquid lithium-ion and other emerging and potential technologies. These competitors are engaged in significant development work on these various battery systems. One or more new, higher energy rechargeable battery technologies could be introduced which could be directly competitive with, or superior to, our technology. The capabilities of many of these competing technologies have improved over the past several years. Competing technologies that outperform our batteries could be developed and successfully introduced, and as a result, our products may not compete effectively in our target markets. If our battery technology is not adopted by our customers, or if our battery technology does not meet industry requirements for power and energy storage capacity in an efficient and safe design, our batteries will not gain market acceptance.

In addition, the market for our products depends upon third parties creating or expanding markets for their end-user products that utilize our batteries and battery systems. If such end-user products are not developed, if we are unable to have our products designed into these end user products, if the cost of these end-user products is too high, or the market for such end-user products contracts or fails to develop, the market for our batteries and battery systems would be expected similarly to contract or collapse. Our customers operate in extremely competitive industries, and competition to supply their needs focuses on delivering sufficient power and capacity in a cost, size and weight efficient package. The ability of our customers to adopt new battery technologies will depend on many factors outside of our control.

Many other factors outside of our control may also affect the demand for our batteries and battery systems and the viability of widespread adoption of advanced battery applications, including:

•	performance and reliability of battery power products compared to conventional and other non-battery energy sources and products;

•
success of alternative battery chemistries, such as nickel-based batteries, lead-acid batteries and conventional lithium-ion batteries and the success of other alternative energy technologies, such as fuel cells and ultra capacitors;

•
end-users' perceptions of advanced batteries as relatively safe and reliable energy storage solutions, which could change over time if alternative battery chemistries prove unsafe or become the subject of significant product liability claims and negative publicity is generated on the battery industry as a whole;

•	cost-effectiveness of our products compared to products powered by conventional energy sources and alternative battery chemistries;

•	availability of government subsidies and incentives to support the development of the battery power industry;

•	fluctuations in economic and market conditions that affect the cost of energy stored by batteries, such as increases or decreases in the prices of electricity;

•	continued investment by our customers in the development of battery powered applications;

•	heightened awareness of environmental issues and concern about global warming and climate change; and

•	regulation of energy industries.

Our principal competitors have, and any future competitors may have, greater financial and marketing resources than we do, and they may therefore develop batteries or other technologies similar or superior to ours or otherwise compete more successfully than we do.

Competition in the battery industry is intense. Like many businesses, our market is dominated by a few major companies, with greater financial resources than us , many of whom develop their own technology and sell it directly to end users without the use of licensees and have greater ability to reach the licensees , therefore making it potentially difficult for us to successfully launch our technology without coming up against some stiff competition on price and ability to deliver mass volume.  This is mainly driven by the fact that CNTs are both expensive at this time and that there are also few companies who can manufacture the volumes required for mass market products.

The industry consists of major companies, most of which have existing relationships in the markets into which we sell as well as financial, technical, marketing, sales, manufacturing, scaling capacity, distribution and other resources and name recognition substantially greater than ours. Included among our competitors are various universities such as the Massachusetts Institute of Technology and Stanford University, each of which is conducting extensive research into the development of batteries using carbon nanotubes. These companies or universities may develop batteries or other technologies that perform as well as or better than our batteries. We believe that our primary competitors are existing suppliers of cylindrical lithium-ion, nickel cadmium, nickel metal-hydride and in some cases, non-starting/lighting/ignition lead-acid batteries as well as those developing CNT based batteries. A number of our competitors have existing and evolving relationships with our target licensees. These competitors may be able to offer lower prices for their batteries than we can offer, in order to compete with us, particularly in the transportation market. In addition, we expect new competitors will enter the markets for our products in the future. Potential customers may choose to do business with our more established competitors, because of their perception that our competitors are more stable, are more likely to complete various projects, can scale operations more quickly, have greater manufacturing capacity, are more likely to continue as a going concern and lend greater credibility to any joint venture. If we are unable to compete successfully against manufacturers of other batteries or technologies in any of our targeted applications, our business could suffer, and we could lose or be unable to gain market share.

Adverse business or financial conditions affecting the automobile industry may have a material adverse effect on our development and marketing partners and our battery business.

In the long term, we intend for our technology to be used in the automobile industry.  The effect of the continued economic difficulties of the major automobile manufacturers on our business is unclear. Two major auto manufacturers have emerged from bankruptcy, and it is possible that more of these companies may encounter financial difficulties. The impact of any such financial difficulties on the automobile industry and its suppliers is unclear and difficult to predict. Possible effects could include reduced spending on alternative energy systems for automobiles, a delay in the introduction of new, or the cancellation of new and existing, hybrid and electric vehicles and programs, and a delay in the conversion of existing batteries to lithium-ion batteries, each of which would have a material adverse effect on our licensing of our technology to members of the automobile industry.

We do not have an experienced Chief Executive or Chief Financial Officer.

At the present time, Fraser Cottington serves as our Chief Executive and Chief Financial Officer.  He does not have significant experience in the battery industry or managing public companies.  His prior business experience was with the management information systems industry.  We have retained consultants to aid in the development of our technology, however the consultants do not devote their full time and attention to our business nor are they involved in our day to day operations.  Our ability to develop the anticipated technology and enter into licensing arrangements with respect thereto may be impaired by our current situation.  Furthermore, our ability to establish controls and systems and comply with applicable securities requirements may also be impaired.   These problems could have a material adverse effect on our business, financial condition or results of operations.

In the event of a breach of law by us or a breach of a contractual obligation our shareholders will have little or no recourse because all of our assets, as well as our sole officer and director, are located in England.

Investors in our company will have little recourse in the event of a breach of law or contractual obligation that has an adverse effect upon our operations because of the inherent difficulties in enforcing their rights since all of our assets are located in England. Inasmuch as our sole officer and director resides outside of the United States, investors located in the United States may have difficulty enforcing their rights against such person if he were to breach his duties. In addition, it may not be possible to effect service of process in England and uncertainty exists as to whether the courts in England would recognize or enforce judgments of U.S. courts obtained against our sole officer and director predicated on the civil liability provisions of the securities laws of the U.S. or any state thereof, or to be competent to hear original actions brought in England against us or such person predicated upon the securities laws of the United States or any state thereof.

We have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is composed of one director who is not considered independent. This may hinder our board of directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee nor do we have an audit committee financial expert at this time. Our full board of directors functions as our audit committee and is comprised of one director who is not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Exchange Act. An independent audit committee plays a crucial role in the corporate governance process, assessing our company's processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of our business could be compromised. In addition, the director on our board of directors is not considered to be a “financial expert” in that he does not have the education or experience of being a chief financial officer.

Our board of directors, which consists of one director, acts as our compensation committee, which presents the risk that compensation and benefits paid to him may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our sole director acts as the compensation committee and determines his own compensation and benefits, and reviews policies relating to compensation and benefits. Although all board members have fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our executive officer, who is our sole board member, has influence over his personal compensation and benefits levels that may not be commensurate with our financial performance.

We have identified material weaknesses in our internal control over financial reporting which are unremediated and if we fail to remediate these weaknesses and maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors' views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be evaluated frequently. We have identified material weaknesses in our internal control over financial reporting. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis by the company's internal controls.  Management has identified the following weaknesses:  inadequate segregation of duties and effective risk assessment and insufficient written policies and procedures for accounting and financial reporting with respect to the requirements of both US GAAP and SEC guidelines.

We are in the process of taking the steps to remediate the material weaknesses that we identified and have made enhancements to our control procedures; however, certain of the weaknesses will not be remedied until such time as we have adequate funding to hire employees and the material weaknesses will not be remediated until the necessary controls have been implemented and are determined to be operating effectively. We do not know the specific time frame needed to fully remediate the material weaknesses identified.

We cannot assure you that our efforts to fully remediate these internal control weaknesses will be successful or that similar material weaknesses will not recur.

Implementing any appropriate changes to our internal controls may distract our sole officer , entail substantial costs to implement new processes and modify our existing processes and take significant time to complete. Moreover, these changes do not guarantee that we will be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors' perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our products to new and existing customers.

Product liability or other claims could cause us to incur losses or damage our reputation.

The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of batteries.  If the technology is improperly used it could cause injuries to others. Improperly charging or discharging batteries could cause fires. Any accident involving batteries that incorporate our technology could decrease or even eliminate demand for our products. Because some of our technology will be incorporated into batteries designed to be used in vehicles, and because vehicle accidents can cause injury to persons and damage to property, we could be subject to a risk of claims for such injuries and damages. In addition, we could be harmed by adverse publicity resulting from problems or accidents caused by third party products that incorporate our batteries. Although we intend to obtain product liability insurance for our technology, this may be inadequate to cover all potential product liability claims. In addition, while we will often seek to limit our product liability in our contracts, such limits may not be enforceable or may be subject to exceptions. Any product recall or lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse affect on our business and financial condition. We may not be able to secure additional product liability insurance coverage on acceptable terms or at reasonable costs when needed. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations. A successful product liability claim against us could require us to pay a substantial monetary award. We cannot be assured that such claims will not be made in the future.

We are subject to financial and reputational risks due to product recalls resulting from product quality and liability issues.

The risk of product recalls, and associated adverse publicity, is inherent in the development, manufacturing, marketing, and sale of batteries. The products of third parties in which our products will be a component are becoming increasingly sophisticated and complicated as rapid advancements in technologies occur, and as demand increases for lighter and more powerful rechargeable batteries. At the same time, product quality and liability issues present significant risks. Product quality and liability issues may affect not only our own products but also the third-party products in which technology and the batteries that incorporate our technology  will be  a component. Our efforts and the efforts of our development partners to maintain product quality may not be successful, and if they are not, we may incur expenses in connection with, for example, product recalls and lawsuits, and our brand image and reputation as a producer of high-quality products may suffer. Any product recall or lawsuit seeking significant monetary damages could have a material adverse effect on our business and financial condition. A product recall could generate substantial negative publicity about our products and business, interfere with our manufacturing plans and product delivery obligations as we seek to replace or repair affected products, and inhibit or prevent commercialization of other future product candidates.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, plant expansion and growth.

The credit markets have experienced extreme volatility in recent years, and worldwide credit markets have remained unstable despite injections of capital by the federal government and foreign governments. Banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until the liquidity improves, if at all. If we do not meet the conditions necessary for use of the Equity Line, we will be forced to seek other funding.  If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our expansion plans.

We may not be able to successfully recruit and retain skilled employees, particularly scientific, technical and management professionals.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, managerial and marketing personnel who are familiar with our technology. Industry demand for such employees, especially employees with experience in battery chemistry and battery manufacturing processes, however, exceeds the number of personnel available, and the competition for attracting and retaining these employees is intense. This competition will intensify if the advanced battery market continues to grow, possibly requiring increases in compensation for employees over time. We compete in the market for personnel against numerous companies, including larger, more established competitors who have significantly greater financial resources than we do and may be in a better financial position to offer higher compensation packages to attract and retain human capital. We cannot be certain that we will be successful in attracting and retaining the skilled personnel necessary to operate our business effectively in the future. Our inability to retain the necessary engineering and project management personnel could have a material adverse effect on our business and operating results.

Our future success depends on our ability to retain key personnel.

Our success will depend to a significant extent on the continued services of Fraser Cottington, our sole officer. The loss or unavailability of Mr. Cottington could harm our ability to execute our business plan, maintain important business relationships and complete certain product development initiatives, which could harm our business. In addition, Mr. Cottington can terminate his relationship with us at any time.

If we do not form and maintain economic arrangements with original equipment manufacturers, or OEMs, to license our technology, our profitability could be impaired.

Our business strategy will require us to integrate our technology into products being developed by OEMs, and therefore to identify acceptable OEMs and enter into agreements with them. In addition, we will need to meet their requirements and specifications by developing and introducing new products and enhanced or modified versions of our existing products on a timely basis. OEMs often require unique configurations or custom designs for batteries or battery systems which must be developed and integrated into a product well before the product is launched. This development process will require not only substantial lead time between the commencement of design efforts for a customized battery system and the commencement of volume shipments of the battery systems to the customer, but also the cooperation and assistance of the OEMs in order to determine the requirements for each specific application. Technical problems may arise that affect the acceptance of our product by OEMs. If we are unable to design and develop products that meet OEMs' requirements, we may lose opportunities to obtain purchase orders, and our reputation may be damaged. In addition, we may not receive adequate assistance from OEMs to successfully commercialize our products, which could impair our profitability.

Declines in product prices may adversely affect our financial results.

The battery business is subject to intense price competition worldwide, which makes it difficult for us to maintain product prices and achieve adequate profits. Since we intend to have our licenses include royalty payments based upon sales of products that incorporate our technology, we will be greatly impacted by such price competition. Such intense price competition may adversely affect our ability to achieve profitability, especially during periods of decreases in demand. In addition, because of their purchasing size, our larger customers will be able to influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.

Problems in our manufacturing and assembly processes could adversely affect us.

Regardless of the process technology used, the manufacturing and assembly of safe, high-power batteries is a highly complex process that requires extreme precision and quality control throughout a number of production stages. Any defects in battery packaging, impurities in the electrode materials used, contamination of the manufacturing environment, incorrect welding, excess moisture, equipment failure or other difficulties in the manufacturing process could cause batteries to be rejected, thereby reducing yields, and if related to our technology , affecting our ability to meet our licensees’ expectations. Any such defects will adversely affect our revenue.

The failure of third party manufacturers to cost-effectively manufacture batteries incorporating our technology in quantities which satisfy their customers' demand and product specifications and their expectations for product quality and reliable delivery could adversely impact our revenue.

We will rely upon third-party outsourcing for the manufacture of the batteries that incorporate our technology. To be successful, the manufacturers must cost-effectively manufacture commercial quantities of the batteries that incorporate our technology. We will depend on the performance of our manufacturing partners, to manufacture and deliver the products that incorporate our technology to customers. If any of our manufacturing partners are unable to manufacture products in commercial quantities on a timely and cost-effective basis, they could lose customers and therefore they may stop licensing our products, negatively impacting our revenue .

Our past and future operations may lead to substantial environmental liability.

The handling and use of some of the materials used in the development and manufacture of our products are subject to federal, state and local environmental laws, as well as environmental laws in other jurisdictions in which we operate. Under applicable environmental laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. If we incur any significant environmental liabilities, our ability to execute our business plan and our financial condition would be harmed. Our facilities or operations could be damaged or adversely affected as a result of disasters or unpredictable events, including widespread public health problems.

Our headquarters, including administrative offices and research and development centers, is located in England. If major disasters such as earthquakes, fires, floods, hurricanes, wars, terrorist attacks, computer viruses, pandemics or other events occur, or our information system or communications network breaks down or operates improperly, our facilities may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses relating to such damages.

RISKS RELATED TO INTELLECTUAL PROPERTY

Other parties may bring intellectual property infringement claims against us which would be time-consuming and expensive to defend, and if any of our products or processes is found to be infringing, we may not be able to procure licenses to use patents necessary to our business at reasonable terms, if at all.

Our success depends in part on avoiding the infringement of other parties' patents and proprietary rights. There are several other companies and groups at universities developing batteries based upon CNTs.  We may inadvertently infringe existing third-party patents or third-party patents issued on existing patent applications. In the United States and most other countries, patent applications are published 18 months after filing. As a result, there may be third-party pending patent applications of which we are unaware, and which we may infringe once they issue. These third parties could bring claims against us that, even if resolved in our favor, could cause us to incur substantial expenses and, if resolved against us, could cause us to pay substantial damages. Under some circumstances in the United States, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder. In addition, we may have, and may be required to, make representations as to our right to supply and/or license intellectual property and to our compliance with laws. Such representations are usually supported by indemnification provisions requiring us to defend our customers and otherwise make them whole if we license or supply products that infringe on third party technologies or violate government regulations. Further, if a patent infringement suit were brought against us, we and our customers, development partners and licensees could be forced to stop or delay research, development, manufacturing or sales of products based on our technologies in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Such a license may not be available on acceptable terms, or at all, particularly if the third party is developing or marketing a product competitive with products based on our technologies. Even if we were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property.

Any successful infringement action brought against us may also adversely affect marketing of products based on our technologies in other markets not covered by the infringement action. Furthermore, we may suffer adverse consequences from a successful infringement action against us even if the action is subsequently reversed on appeal, nullified through another action or resolved by settlement with the patent holder. As a result, any infringement action against us would likely harm our competitive position, be costly and require significant time and attention of our key personnel.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive and time consuming.

Competitors or others may infringe our future patents. To counter infringement or unauthorized use, we may be required to file patent infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover that technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not being issued .

Interference proceedings brought by the United States Patent and Trademark Office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings may fail and, even if successful, may result in substantial costs and be a distraction to our company . We may not be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, during the course of this litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.

We may not prevail in any litigation or interference proceeding in which we are involved. Even if we do prevail, these proceedings can be expensive and distract our company .

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain that our future patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Our patents and other protective measures may not adequately protect our proprietary intellectual property.

We regard our intellectual property, particularly our proprietary rights in our battery technology, as critical to our success. We intend to file a patent application upon development of our prototype. In addition, we generally enter into confidentiality and invention agreements with our consultants. Such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

•	our patent applications may not be granted for various reasons, including the existence of conflicting patents or defects in our applications;

•	the patents we are granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

•	parties to the confidentiality and invention agreements may have such agreements declared unenforceable or, even if the agreements are enforceable, may breach such agreements;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement prohibitive;

•	even if we enforce our rights aggressively, injunctions, fines and other penalties may be insufficient to deter violations of our intellectual property rights; and

•
other persons may independently develop proprietary information and techniques that are functionally equivalent or superior to our intellectual proprietary information and techniques but do not breach our patented or unpatented proprietary rights.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our contractors, consultants, outside scientific collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets or independently develop processes or products that are similar or identical to our trade secrets, and courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

RISKS RELATED TO OUR SECURITIES

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

Payment of cash dividends is dependent upon our revenues and earnings, if any, capital requirements and our general financial conditions, as well as requirements for surplus under state law.  At present, we are unable to pay any cash dividends to any shareholder and we do not intend to do so in the immediate future.  We intend to reinvest any future earnings in developing and expanding our business.

A limited trading market currently exists for our securities and we cannot assure you that an active market will ever develop, or if developed, will be sustained.

There is currently a limited trading market for our securities on the OTC Bulletin Board (the “ OTCBB ”). We cannot assure you when and if an active-trading market in our shares will be established, or whether any such market will be sustained or sufficiently liquid to enable holders of shares of our common stock to liquidate their investment in our company.  If an active public market should develop in the future, the sale of unregistered and restricted securities by current shareholders may have a substantial impact on any such market.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is a “penny stock,” it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We are subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.   Since our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

There may be future dilution of our common stock and current shareholders will experience immediate dilution.

If we sell additional equity or convertible debt securities, those sales could result in additional dilution to our shareholders. In addition, several of our current notes are convertible into shares of common stock based upon the market price of our common stock and the issuance of such stock will have a dilutive effect upon shareholders.

RISKS RELATING TO THE OFFERING

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Investment Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Centurion will depress the market price of our common stock.

Draw downs under the Equity Line may cause dilution to existing shareholders.

Centurion has committed to purchase up to $5,000,000 worth of shares of our common stock. From time to time during the term of the Equity Line, and at our sole discretion, we may present Centurion with a put notice requiring Centurion to purchase shares of our common stock. The purchase price of the shares will be equal to the lesser of : (i) 96% of the average of the three lowest daily volume weighted average prices, or “VWAPs,” (the “Market Price”) of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice ; or (ii) the Market Price for such put less $.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Centurion. The issue and sale of the shares under the Investment Agreement may also have an adverse effect on the market price of the common shares. Centurion may resell some, if not all, of the shares that we issue to it under the Investment Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Centurion in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Centurion, and because our existing stockholders may disagree with a decision to sell shares to Centurion at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.  If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Investment Agreement , including the condition that we have two independent members on our board of directors .

Although the Investment Agreement provides that we can require Centurion to purchase, at our discretion, up to $5,000,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to $250,000 provided further that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1.5 million shares; (ii) 17.5% of the aggregate trading volume, excluding any block trades that exceed 50,000 shares of common stock, of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of : (a ) the floor price plus a fixed discount of $.01; ( b ) the floor price if any set by us divided by 0.96; or ( c ) $.01, the greater of all three clauses being referred to as the “Trigger Price”); (iii) an aggregate of $5,000,000 worth of common stock when combined with the put shares sold in all prior puts; or (iv) such number of put shares that when added to the number of shares of our common stock then beneficially owned by Centurion would exceed 9.9% of the number of shares of our common stock outstanding. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Centurion. In addition, the Investment Agreement requires that we have at least two independent members on our board of directors prior to initiating each put.  There can be no assurance that we will be able to identify two suitable candidates or even if we identify suitable candidates that they will be willing to join our board, especially in light of the fact that we do not have directors and officers insurance.

There is no guarantee that we will be able to fully utilize the Equity Line.

There are limitations on the number of put shares that may be sold in each put. The number of put shares that Centurion shall be obligated to purchase in a given put shall not exceed a share volume limitation equal to the lesser of: (i) 1.5 million shares; (ii) 17.5% of the aggregate trading volume, excluding any block trades that exceed 50,000 shares of common stock, in our common stock during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the Trigger Price, (iii) the number of put shares which, when multiplied by their respective put share prices, equals $250,000 ; (iv ) an aggregate of $5,000,000 worth of common stock when combined with the put shares sold in all prior puts; or ( v ) such number of put shares that when added to the number of shares of our common stock then beneficially owned by Centurion would exceed 9.9% of the number of shares of our common stock outstanding. Thus, our ability to access the bulk of the funds available under the Equity Line depends in part on Centurion’s resale of stock purchased from us in prior puts. If with regard to a particular put, the share volume limitation is reached, we will not be able to sell the proposed put shares to Centurion. Accordingly, the Equity Line may not be available at any given time to satisfy our funding needs.

Sales under the Investment Agreement could result in the possibility of short sales.

Any downward pressure on the market price of the common shares caused by the issue and sale of shares to and by Centurion could encourage short sales by third parties. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share market price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share market price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the market price of the common stock by increasing the number of common shares being sold, which could further contribute to any decline of the market price of the common shares. Furthermore, Centurion may enter into short sales of other hedging or similar arrangements it deems appropriate with respect to put shares after it receives a put notice with respect to such put shares so long as such sales or arrangements do not involve more than the number of put shares specified in the applicable put notice.

There is uncertainty as to number of subscription shares and the amount Centurion will pay for the put shares.

The actual number of shares we will issue in any particular put or in total under the Investment Agreement is uncertain. In addition, the actual amount of proceeds that we will receive in any particular put is uncertain.  Subject to certain limitations in the Investment Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the Market Price of the common shares during the put pricing period. Centurion will receive more shares if the Market Price of our common stock declines. Since the price per share of each put share will fluctuate based on the market price of our common stock during the put pricing period, the actual amount Centurion will pay for the put shares included in any particular put will decrease if the Market Price of our common stock declines.

Centurion will pay less than the then-prevailing market price for our common stock .

The common stock to be issued to Centurion pursuant to the Investment Agreement will be purchased at a discount of 4% of the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable put or at a discount of one cent (whichever discount is greater). In addition, upon entering into the Investment Agreement we issued to Centurion 1,220,156 shares of our common stock as a document preparation and commitment fee.  The sale of the shares already held by Centurion could also exert downward pressure on our stock price. Centurion will have a financial incentive to exert downward pressure on the Market Price of our common stock during the put pricing period in order to acquire the put shares at a discounted price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holders.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We anticipate receiving proceeds from any “puts” tendered to Centurion under the Equity Line.  Such proceeds from the Equity Line are intended to be used approximately as follows: to fund our research and development, for potential future acquisitions , to repay our short term debt and for general and administrative expenses.

The first $50,000 that we raise through puts will be used for the repayment of our debt and payables.  After we have raised $50,000 through puts, up to twenty percent (20%) of all additional money raised through puts will be used to repay any remaining debt or payables that are due, and the balance of each put will be used to fund research and development and for general and administrative expenses.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Centurion under the put will equal the lesser of : (i) 96% of the average of the three lowest daily volume weighted average prices (“VWAPs ”) of our common stock during the fifteen consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Centurion ;  or (ii) the Market Price for such put minus $.01, but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by our company to be fair in consideration of Centurion establishing a line of credit to facilitate our ongoing operations.

Investment Agreement

We entered into the Investment Agreement with Centurion on June 3, 2011.  Pursuant to the Investment Agreement, Centurion committed to purchase up to $5,000,000 worth of our common stock, over a period of time terminating upon 36 months from the date of the Investment Agreement (the “Equity Line”). The aggregate number of shares issuable by us and purchasable by Centurion the Investment Agreement is $5,000,000 worth of stock, which was determined by our board of directors.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that we are entitled to put in any one notice is such number of shares of common stock as equals $250,000 provided that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1.5 million shares; (ii) 17.5% of the aggregate trading volume, excluding any block trades that exceed 50,000 shares of common stock, of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of : (a ) the floor price plus a fixed discount of $.01, subject to adjustment in certain circumstances; ( b ) the floor price if any set by us divided by 0.96; (c ) $.01, the greater of all three clauses being referred to as the “Trigger Price”); (iii) an aggregate of $5,000,000 worth of common stock when combined with the put shares sold in all prior puts; or (iv) such number of put shares that when added to the number of shares of our common stock then beneficially owned by Centurion would exceed 9.9% of the number of shares of our common stock outstanding.  The offering price of the securities to Centurion will equal 96% of the of the average of the three lowest daily volume weighted average prices, or “VWAPs,” of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice. However, if, on any trading day during a pricing period, the daily VWAP of the common stock is lower than the Trigger Price, then the put amount is automatically suspended for each such trading day during the pricing period, with only the balance of such put amount above the minimum acceptable price of being put to Centurion.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

Logistically in terms of timing of each put the Investment Agreement provides that at least one business day but no more than 5 business days prior to any intended put date, we must deliver a put notice to Centurion, stating the number of shares included in the put and the put date.

There are circumstances under which we will not be entitled to put shares to Centurion, including the following:

●
we will not be entitled to put shares to Centurion unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) to cover the resale of the shares by Centurion;

●	we will not be entitled to put shares to Centurion unless our common stock continues to be quoted on the OTCBB and has not been suspended from trading;

●
we will not be entitled to put shares to Centurion  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Centurion;

● ●
we will not be entitled to put shares to Centurion if the issuance of the shares will violate any shareholder approval requirements of the OTCBB;

we will not be entitled to put shares to Centurion if we have not complied with our obligations and are otherwise in breach of or in default under, the Investment Agreement, our registration rights agreement with
Centurion (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with Centurion;

●	we will not be entitled to put shares to Centurion to the extent that such shares would cause Centurion’s' beneficial ownership to exceed 9.99% of our outstanding shares ; and

●	we will not be entitled to put shares to Centurion if we do not have at least two independent members on our board of directors.

In addition, if we issue Variable Equity Securities (as defined below) having a value in excess of $250,000 we will not be entitled to deliver a put notice to Centurion and Centurion shall not be required to purchase any put shares so long as any portion of such Variable Equity Securities remain outstanding.   “Variable Equity Securities” are any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of our common stock either: (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for our common stock at any time after the initial issuance of such debt or equity security; or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to our business or the market for our common stock.

The Investment Agreement further provides that Centurion is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by the other of any provisions of the Investment Agreement or the Registration Rights Agreement , or as a result of any lawsuit brought by a third-party arising out of or resulting from their execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement .

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement , we issued Centurion 128,453 shares of common stock as a document preparation fee having a value of $20,000 and 1,091,703 shares of our common stock as a commitment fee having a value of $150,000.

Dilutive Effects

Under the Investment Agreement, the purchase price of the shares to be sold to Centurion will be at a price equal to the lesser of : (i) 96% of the Market Price of our common stock ; or (ii) the Market Price of our common stock minus $0.01, but not less than the Company Designated Minimum Put Share Price, if any. The table below illustrates an issuance of shares of common stock to Centurion under the Investment Agreement for a hypothetical draw down amount of $50,000 at an assumed Market Price of $0. 08 .

				Number of
Draw Down			Price to be Paid by	Shares
Amount	Market Price	Discount	Centurion	to be Issued
$50,000	$0. 08	$ (- 0.01)	$0. 07	714,286

By comparison, if the Market Price of our common stock was lower, the number of shares that we would be required to issue in order to have the same draw down amount of $50,000 would be greater, as shown by the following table:

Draw Down			Price to be Paid by	Number of Shares
Amount	Market Price	Discount	Centurion	to be Issued
$50,000	$0. 04	$ (- 0.01)	$0. 03	1,666,667

Accordingly, there would be dilution of an additional 952,381 shares issued due to the lower stock price. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to Centurion in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Centurion, and because our existing stockholders may disagree with a decision to sell shares to Centurion at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to Centurion under the Equity Line will depend upon the Market Price of our common stock at the time of our puts to Centurion.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $5,000,000, there can be no assurance that we will be able to access the full $5,000,000. This is due to several factors including the fact that the Equity Line’s share volume limitations will limit our use of the Equity Line and the Market Price may increase and thus fewer shares will need to be issued.

We determined to register in this registration statement a total of 80,000,000 shares of common stock , which represent less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders).

 BUSINESS

Company Overview

We were incorporated under the name Wilshire Enterprises Limited in December 2006.  On May 3, 2010, we entered into the Share Exchange with VDL whereby we acquired all of the issued and outstanding common stock of VDL and it became our wholly owned subsidiary.  We changed our name to Vendum Batteries Inc. and our line of business from the health related business to the development of a new cellulose-based power source.  In connection with the Share Exchange we engaged in a 5 for 1 forward-split our common stock. VDL was incorporated in the United Kingdom in November 2009 and in January 2010 it acquired a patent for the development of a non-toxic paper battery technology that does not use any rare earth metals or toxic metals and instead uses carbon nanotube electrode technology.  We are currently developing new intellectual property that is based upon the patented technology and do not have any products as we have not yet completed development of the technology or a prototype.   We do not intend to produce the batteries ourselves, instead we intend to license the technology or ‘know how’ that we develop to third parties who will then develop and commercialize the batteries based upon our licensed technology.

Our Business

We are working on developing a non-toxic, CNT based light-weight , rechargeable battery that we intend to market to various industries. We are currently in the pre-production stage and do not have any products as we have not yet completed development of the technology or a prototype. However, with the assistance of outside advisors, which include individuals at Surrey & Oxford Universities (with whom we do not have any written agreements other than confidentiality agreements), we have written research and development project documentation for our technology development. This proprietary battery is being designed to be entirely biodegradable, since it will be primarily composed of cellulose and will not use any of the toxic elements used in traditional batteries, such as mercury, lead, chromium, or cadmium. We intend to seek global patent protection of our proprietary battery in Europe and North America and use the ‘Priority Date’ in any other country we wish to file. Upon the completion of the development of the prototype , which is expected to be in early 2012, we intend to perfect prototypes and provide proof of concept that the technology can be cost effectively mass produced,   We do not intend to produce the batteries ourselves,  instead we intend to license the  technology or ‘know how’ that we develop to third parties who will then  develop and commercialize the batteries based upon our licensed technology. We are seeking to offer our ‘know how’ as services to create collaborative partnerships with third parties, such as original equipment manufacturers (OEMs) to either further develop solutions, or create new materials and production processes.  Until such time as a prototype for our product is complete, we cannot ascertain the cost of our product .

Due to our own investigations of the patent landscape in late 2010, which includes the review by a paid advisor of the work at MIT, we believe our technology to be cutting edge and unduplicated . We hope to develop a non-toxic energy storage  source that will be capable of providing higher power output for much longer periods of time than current batteries.  However, there is no guarantee that we will be able to develop a battery utilizing CNT and cellulose technology that will be capable of providing higher output for longer periods of time than current batteries. We believe that the batteries using our technology will have the potential to be small , flexible and light-weight, and eventually may also be utilized in human implant technology, such as in pacemakers and cochlear implants.

Our primary focus today is seeking to develop batteries that can be used to power greeting cards, audio books, intelligent packaging and eventually mobile phones, PDA’s, iPods, music players, games consoles, laptops .  If perfected as a hybrid battery and supercapacitor our technology could be used in  CCTV cameras, roadwork lighting and signs.  After we have established our primary focus, we intend to  market our paper based lightweight batteries, supercapacitors and sensors to the automotive and aeronautical industries.

During 2012 , we intend to engage in additional research and development to ascertain the thermal conductive and field emission display properties of CNT based composite materials that have been observed by other scientists and university studies in an effort to create materials for insulation, heat capture and even energy generation. Research into the thermal conductive properties of cellulose and CNT materials may offer exciting new ways of developing smart materials that capture body heat and release it when required.

We intend to grow our intellectual property (IP) portfolio as quickly as funding will allow, but also foresee opportunities to make share exchange acquisitions, by selling our ‘know how’ to co-develop new materials with  under performing companies within the CNT industry and assist them in creating new IP to attract new investment. We intend to fulfill our medium and longer term strategic goals by seeking to acquire percentages of under - performing companies and those needing ‘know how’ to attract investment to further develop their products within the CNT industry. In an effort to diversify ourselves and not be dependent upon one single technology, we will seek to part acquire companies , providing different ways to produce and develop the technologies that deliver both a super capacitor and a battery using CNT technologies, as well as those companies and individuals that can provide technical expertise in further researching alternative nano wire types and the use of polymers . We will also look at printed battery technology, which is already produced by one of our competitors, as it looks as if it may become one of the simplest and cost effective CNT battery types to mass produce. Finally, attempt to locate a company that is both proficient at producing CNT’s and providing competitors with electronics quality CNT’s, so that we can minimize the need for raw CNT producers and associated costs to transport them to the battery production facility.

Properties

We do not own or lease any real property Our principal executive offices are located at 400 Thames Valley Park Drive, Reading, Berkshire, England, RG6 1PT.  Our Chief Executive Officer has provided us office space without charge.

Principal Products and Services

Our business model has been to develop intellectual property and sell licenses to use our “green” and “non-toxic” paper battery technology. We expect to outsource all manufacturing.

Our paper battery is currently being designed to use a paper-thin sheet of cellulose infused with aligned CNT. The nanotubes act as electrodes, allowing the storage devices to conduct electricity. More than 90% of the battery is expected to be made of cellulose, the same compound that is derived from plant cells and is used in newsprint, loose leaf paper, lunch bags and most types of paper.  The battery is being developed to provide a low, steady power output, as well as a super capacitor’s quick burst of energy. While a conventional battery contains a number of separate components, we are aiming for the paper battery to be able to integrate all of the battery components in a single structure to try and make it more energy efficient and light-weight.

We believe that our batteries will be unique in the following ways:

1.	Nanotechnology. Our batteries are to be manufactured with nanotechnology on a paper-thin sheet of cellulose infused with aligned carbon nanotubes that act as electricity conducting electrodes.

2.
Ecological.  Our batteries will not contain any mercury, lead, chromium, cadmium or other heavy metals that are found in today’s batteries nor will any ozone-depleting solvents be used in production.   We are designing our batteries to be 90% composed of cellulose , which is the same plant cell used in paper products and therefore biodegradable.

3.
Temperature resistant.   We believe the lack of water content in our batteries will allow them to function in extreme temperatures ranging from temperatures up to 300° F and down to 100° F below zero   and our batteries will eventually be capable of powering a small device such as a pacemaker or cochlear implant without introducing any harsh chemicals into the body.

4.
Flexible.   We believe the device will have the ability to be rolled, twisted, folded, or cut into any number of shapes with no loss of mechanical integrity or efficiency.  As development progresses, we expect that the paper batteries will be stackable to boost the total power output.   If power output is grown , the paper battery could be moldable into different shapes which we believe would enable important new engineering innovations.

5.
Better alternative.  Our batteries are expected to provide a low, steady power output, as well as have a super-capacitor’s quick burst of energy.  In comparison, while a conventional battery contains a number of separate components , our batteries will integrate all of the battery components in a single structure making it more energy efficient and light-weight.

Background of the Invention

The basic components of a battery are the electrodes with terminals to connect to an external circuit, a separator to keep the electrodes apart and prevent them from shorting, the electrolyte which carries the charged ions resulting from the chemical reactions taking place at the electrodes and a cover to contain the active chemicals and hold the electrodes in place.

The chemical reactions made use of in batteries involve oxidation and reduction reactions (redox reactions). There are two broad classes of batteries :  (1) liquid state batteries ("wet" batteries), in which the electrolyte is liquid or wet : and (2) solid state batteries ("dry batteries"), in which the electrolyte is in a solid state. All current batteries utilize similar procedures to create electricity , which is the use of chemical reactions to trap ions that move from one electrode to another, however, variations in materials and construction have produced different types of batteries.

Batteries are often classified by the type of electrolyte used in their construction. There are three common classifications; acid, mildly acid, and alkaline. Different examples of electrolytes are acids, such as sulphuric acid, salts, such as ammonium chloride and zinc chloride, and alkalis, such as sodium hydroxide or potassium hydroxide. The electrolyte solution can e.g. contain ZnCl 2 as a main ingredient as well as additive(s) as other ingredient(s), such as for example binder(s) in the Zinc/manganese dioxide battery. The additive(s) in the electrolyte solution comprises binder(s) in order to bind the electrode material particles to the electrode paste.

In addition to acid, mildly acid, and alkaline electrolytes, the electrolyte might be an organic solution. For example batteries of Li-type are not suitably working in an acidic or alkaline environment. They are primarily working in solid or organic ionic liquid environments.

The anode material in a battery may be e.g. Cu, Pb, Ni, Fe, Cr, Zn, Al, Mg or Li, while the cathode may be e.g. of Ferrate, Iron oxide, Cuprous oxide, Cupric oxide, Cobaltic oxide, Manganese dioxide, Lead dioxide, Silver oxide, Nickel oxyhydroxide, Nickel dioxide, Silver peroxide, Permanganate, or Bromate. E.g. a carbon/zinc cell "dry" battery uses a zinc anode, a manganese dioxide cathode, and an electrolyte of ammonium chloride and/or zinc chloride dissolved in water.  These materials can be costly and difficult to obtain and therefore scientists have been attempting to develop an alternative, such as a battery based on CNTs.

However, batteries that use CNTs do not use the standard anode material and our battery will not contain water either.  Our battery will store energy in an electric field. Thin film batteries, which term in this text is to be understood as "layered-structured batteries" in any shape or size, and flexible batteries can be made by printing onto paper, plastics, or other kind of thin foil. Because of their relatively small thickness, the energy storage and current carrying capacity of thin film batteries has been low, these properties being, however, dependent on their area as well and can be made sufficient for desired applications. They have unique properties, which distinguish them from conventional batteries, and in fact the capacity is still enough for a lot of applications. We believe thin film batteries will have a wide range of uses as power sources for consumer products . Thin film batteries are flexible and therefore we believe will also be suitable for powering smart cards and Radio Frequency Identification (RFID) tags.

Distribution Methods and Marketing

We are a licensing and project management company and therefore do not intend to acquire manufacturing facilities. All work on product development and manufacturing is expected to be outsourced.

We do not plan to manufacture the products, but rather intend to license the technology by developing working prototypes that provide ‘proof of concept’ in using CNT based solutions to provide improved performance, weight, or flexibility. We are currently developing designs and project planning documentation for prototypes and our next step is to prove scalable mass production capability, which would open up opportunities to license the technology to manufacturers and developers to bring a commercially viable nontoxic product to the global market. It is possible our batteries may be more costly than the typical battery due to the high cost of CNTs, or market forces, but we believe that governments and consumers will be still be interested in a non toxic battery.

We believe that manufacturers of all types of commercial products - from microchips to cell phones, lawnmowers to automobiles, medical implants to cordless power tools - would benefit from battery technology with better performance that is lighter, smaller, safer and greener, and we intend to deliver that technology.

The Industry

According to a report published by the Global Industry Analysts, Inc. in January 2011, the global market for rechargeable batteries is forecast to reach $16.4 billion by the year 2015.  The factors that the report attributes to driving market growth include growing consumer acceptance of rechargeable battery technologies in various parts of the world, rapid growth in the electronics market and the increasing role of rechargeable batteries in the automotive sector. In addition, innovative product launches and rising demand from Asia-Pacific including China are also cited as aiding the growth in the market. While the United States is in the midst of an economic slowdown and many parts of the world were affected by the global financial crisis during 2008 and 2009 that led to a decline in the global battery market, it is reported in the Global Industry Analysts, Inc. January 2011 publication that the industry is expected to increase due to growth in the electronics market, innovative product launches and the increased role of rechargeable batteries in the automotive sector. Asia- Pacific represents the largest and fastest growing regional market for rechargeable batteries worldwide and Europe represents another major market for rechargeable batteries.

Innovative Research and Products Inc reports in its November 2010 publication that the global market for thin-film batteries is expected to increase to $600 million by 2015 with a rapid growth rate of 46.1% annually over the next five years. The range for the average annual growth is expected to be 37.9% to 676.8% for the six major regions (North America, Europe, Japan, China, India and Korea) for the period 2010 to 2015. The report states that the feature of thin-film batteries, which is their ability to provide the required power while occupying little space and adding negligible mass, accounts for the growth of their market.  In addition, the report indicated that the fact that they can be suited for a variety of applications requiring low-voltage power where traditional batteries are problematic is also mentioned as a factor aiding this growth.

Research and Development

During the last two years we spent approximately $50,000 on our research and development activities, which primarily included payments made to a technical advisor to analyze the initial intellectual property that VDL acquired, which consisted of a patent application for nine patent claims for a Carbon Nanotube and cellulose paper battery.  Once it was determined that existing patented technology that was acquired by VDL had some limited potential, it was decided to let that application lapse and instead develop enhanced technology based in part on the initial technology. We have now completed writing a ‘know how’ project document to develop a CNT and cellulose paper battery .

We have studied the CNT production market and patent landscape , which has included having engaged Dr. Bojan Boskovic to prepare three research reports, including a complete review of current patents in the CNT and cellulose battery market and supercapacitors.

Sources and Availability of Raw Materials and Principal Suppliers

CNTs are very small; the diameter of a nanotube is on the order of one nano-meter, many times smaller than the width of a human hair, but up to several microns long. CNTs come in two principal forms, single-walled carbon nanotubes (SWCNT) and multi-walled (MWCNT). SWCNT are a one-atom-thick layer of graphite, called graphene, wrapped into a seamless cylinder with either open or closed ends and CNTs can be conducting or semi-conducting.

We will most likely use SWCNTs, which are available from established chemical companies around the world. The chemical companies we will source from will be experienced in producing consistent quality nanotubes intended for the electronics market, and so far we have identified the following potential suppliers: Nano-C in the U.S., Thomas Swan in the U.K., and Nanocyl in Belgium. All companies have demonstrated specialist capability in producing SWCNT for our purposes and offer expertise in use of CNT’s in other applications such as memory, clear conducting polymers for flat panel displays, should the company wish to diversify.

With R&D not yet completed, we are not committed to any one supplier of CNTs. We are considering ways that we can create patents for the actual processes required to optimize the CNT and cellulose material as well as end products, if perfected potentially opening up earlier revenue streams. We have had discussions with the University of Surrey and Oxford regarding conducting research in partnership with each of them but have not entered into any written agreement with either of them other than a non disclosure agreement due to our lack of funding. No assurance can be given that in the interim, pending funding, that the universities we have selected to partner with will partner with other companies.

Customers

Our strategy is to diversify our customer base and avoid having any one customer providing more that 20% of our total net income.  We will attempt to minimize risk by spreading the work across multi regions , such as Europe, US and Canada.  Currently, all of our development work has been conducted in the United Kingdom. The aim is to create collaborative partnerships so we can spread the financial risk of developing finished products and processes. By patenting both the product and process, we expect to open up multiple license opportunities, in multiple markets.

Competition and Market Overview

Our market is dominated by a few major companies, many of whom develop their own technology and manufacture products that incorporate the technology.  These competitors have greater financial resources than us and greater ability to reach the end customers, therefore making it potentially more difficult for our potential licensees to compete in the market and to attract licensees to license our technology   This is mainly driven by the fact that CNTs are both expensive at this time and that there are also few companies who can manufacture the volumes required for mass market products thereby making it more difficult for our potential licensees to produce products that incorporate our technology at prices competitive with those of the larger companies that manufacture batteries .

The industry consists of major companies, most of which have existing relationships in the markets into which our licensees will sell as well as financial, technical, marketing, sales, manufacturing, scaling capacity, distribution and other resources and name recognition substantially greater than ours. Included among our competitors are various universities such as the Massachusetts Institute of Technology and Stanford University, each of which is conducting extensive research into the development of batteries using carbon nanotubes. These companies or universities may develop batteries or other technologies that perform as well as or better than our batteries. We believe that our primary competitors are existing suppliers of cylindrical lithium-ion, nickel cadmium, nickel metal-hydride and in some cases, non-starting/lighting/ignition lead-acid batteries as well as those developing carbon nanotubes batteries. A number of our competitors have existing and evolving relationships with our target customers. These competitors may be able to offer lower prices for their batteries than we can offer, in order to compete with us, particularly in the transportation market. In addition, we expect new competitors will enter the markets for our products in the future. Potential customers may choose to do business with our more established competitors, because of their perception that our competitors are more stable, are more likely to complete various projects, can scale operations more quickly, have greater manufacturing capacity, and are more likely to continue as a going concern and lend greater credibility to any joint venture. If we are unable to compete successfully against manufacturers of other batteries or technologies in any of our targeted applications, our business could suffer, and we could lose or be unable to gain market share.

Government Regulation

We are not currently directly affected by any governmental regulations in that the regulations apply to manufacturers of batteries and we are not expecting to mass produce any end products, but to sell licenses to other partners who are already established businesses in their own countries. However, we will indirectly be impacted by such regulations in that our licensees will be required to comply with certain regulations and therefore our technology for the production of batteries will be required to enable the batteries to be manufactured in compliance with such regulations, which may result in a price increase of our products.  Localized laws on the use of CNTs in products may be a consideration that we expect to have been addressed at the design stage.

Environmental Regulation and Compliance

We do not anticipate any costs or effects from environmental compliance. Although there are certain health and safety issues with CNT s that need to be addressed,  we intend that any agreement that we enter into with potential partners such as Thomas Swann & Co. Ltd., a manufacturer of performance and specialty chemicals located in the United Kingdom , will provide that such partner is required to ensure that any CNT products which get past the development stage and into the production stage will have already met all International Organization for Standardization (ISO) standards, an international non-governmental body that promotes global standards for business, government and society, and/or their foreign counterparts.

Employees

We currently have no full time employees, but several consultants and technical advisors.  We do not have written agreements with any of our consultants or advisors other than non-disclosure agreements , however, we have retained our sole director and sole officer , Fraser Cottington, who performs his duties for the company on a consultancy basis. Members of our former advisory board and Dr. Boskovic were also retained to help us in the development stage and we expect will continue to support us through to commercialization of our products and services.   Subject to funding we are in discussion with all members of the technical advisory team to renegotiate agreement terms.

Dr. Bojan Boskovic is an independent advisor to the board and has played a vital part in helping us research and identify the CNT and battery patent landscape, key competitors and market opportunity to create new intellectual property in both the battery and supercapacitor markets. For his services, Dr. Boskovic is paid an hourly rate and has received an aggregate of $21,253 for his services during 2010 and through June 30, 2011. It is anticipated that upon our receipt of funding Dr. Boskovic will be signing a formal consultancy agreement to become Chief Operations Officer, upon which he will oversee all aspects of R&D management, both in the UK and the US in tandem upon commencement of activities there. Currently our only research and development activities are in the UK where he has already overseen the R&D plans with Surrey University and helped create project planning documentation with Prabhakar Bandaru at UCSD and Peter Skabara at University of Strathclyde (both former members of our advisory board).  We do not yet have any written advisory agreement with Dr. Boskovic which commits him to oversee such activities and there can be no assurance that Dr. Boskovic will oversee the activities that we expect he will oversee.

Dr. Boskovic is a founder and CEO of the Cambridge Nanomaterials Technology Ltd (www.CNT-Ltd.co.uk ), a consultancy company specialized in carbon nanomaterials. He has more than ten years of hands-on expertise in carbon nanomaterials and composites from industry and academia in the UK and Europe and extensive network of contacts in the field. Previously, he worked as a CNT R&D Manager at Nanocyl, a carbon nanotube manufacturing company in Europe. At Nanocyl he was leading a team of researchers and scientists in carbon nanomaterials applications ranging from polymer composites to electronic and bio-medical applications. He was also a Principal Engineer-Carbon Scientist at Meggitt Aircraft Braking Systems, where he was leading an R&D project to develop new aircraft brakes based on carbon nano-materials. He worked as a Research Associate at the University of Cambridge on carbon nanotube synthesis and on carbon nanotube – carbon fibre epoxy composites for aerospace applications.   Before coming to Cambridge he was a Senior Specialist at The Morgan Crucible PLC where he invented method for in situ growth of carbon nanotubes within carbon fiber cloth that he later utilized at Meggitt for aircraft brake discs carbon-carbon composite materials.  During his PhD at the University of Surrey he invented a low temperature carbon nanofibre synthesis method using PECVD. This research was granted a patent, published in Nature Materials and utilized by CNT synthesis equipment manufacturer Surrey Nano Systems. He is a board member of the British Composites Society and a member of the Steering and Review Group for the Mini-IGT in Nanotechnology that advices UK Government on nanotechnology strategy.

MANUFACTURING AND QUALITY CONTROL

We do not intend to manufacture any products but instead plan to outsource the manufacture of our products.  Our products will be manufactured by third parties and we will be reliant upon these third parties to maintain proper quality control.  Our manufacturer will be required to maintain good manufacturing compliance.  We also intend to do our own random testing of our products to ensure that they meet our specific quality standards.  Inasmuch as we will not manufacture the products and we will not be subject to good manufacturing regulations, we may be subject to inspection of our corporate headquarters where a small amount of samples of raw materials of our products are kept in inventory.

TRADEMARKS AND PATENT S

We currently do not have any patents or pending patent applications.  We intend to apply for patent protection of our technology upon completion of the successful prototype. We regard our patent, trademarks, copyrights, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to our success, and we rely on patent, trademark and copyright law, trade-secret protection, and confidentiality and/or license agreements with our customers, partners, suppliers and others to protect our proprietary rights.

The steps we take to protect our proprietary rights in our intellectual property and brand name may not be adequate to prevent the misappropriation of our intellectual property and brand name in the United States or abroad.  Existing patent and trademark laws afford only limited practical protection for our intellectual property and product lines.    However, because of the rapid pace of the natural product industry's development, we believe that the legal protection for our product is less significant to our success than the knowledge, technical expertise and marketing skills of our personnel, the frequency of product expansion and pace of market penetration.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCBB , which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTCBB under the symbol “VNDB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.   On October 5, 2011 the high and low bid quotations for our common stock was $.03 and $0.03.

Quarter Ended	High $	Low $
June 30, 2011	.20	.07
March 31, 2011	.34	.02

Fiscal Year Ending December 31, 2010
Quarter Ended	High $	Low $
December 31, 2010	.92	.1
September 30, 2010	2.99	0
June 30, 2010	1.4	0.75
March 31, 2010	.7	0

Fiscal Year Ending December 31, 2009
Quarter Ended	High $	Low $
December 31, 2009	.6	0
September 30, 2009	.05	0
June 30, 2009	.08	0
March 31, 2009	.08	0

We do not have any equity compensation plans.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to our future operating performance and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our audited financial statements and accompanying notes included herein. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” or elsewhere in this prospectus .

Results of Operations for the three and six months ended June 30 , 2011 and June 30, 2010

We generated no revenue for the period from November 16, 2009 (Date of Inception) until June 30 , 2011. Without revenues, we are forced to rely on fundraising activities in order to continue as a going concern. If we are unable to generate revenues or raise funds in the near future, we will be forced to consider other business opportunities or cease operations.

Our operating expenses were $ 206,741 for the three months ending June 30 , 2011, as compared with $ 61,141 for the same period ended 2010. Our operating expenses were $269,936 for the six months ending June 30, 2011, as compared with $106,210 for the same period ended 2010. The increase in our operating expenses is largely the result of increased consulting fees related to planning and preparing project documentation for research and development for new patents and to a lesser extent an increase in professional fees associated with our financings, offset by a decrease in general and administrative expenses due to the completion of management consultancy fees from Debondo Capital .

Our net loss was $208,991 for the three months ending June 30 , 2011 , as compared with $61,141 for the same period ended 2010. Our net loss was $274,436 for the six months ending June 30 , 2011, as compared with $ 106,210 for the same period ended 2010. The increase in the net loss is directly attributed the increase in operating expenses .

Results of Operations for the Years Ended December 31, 2010 and 2009

We generated no revenue for the period from November 16, 2009 (date of inception) until December 31, 2010. Without revenues, we are forced to rely on fundraising activities in order to continue as a going concern.  If we are unable to generate revenues or raise funds in the near future, we will be forced to consider other business opportunities or cease operations.

Our operating expenses were $328,533 for the year ended December 31, 2010.  Our primary operating expenses for the year ended December 31, 2010 were consulting fees of $258,313. There are also general and administrative expenses of $27,873 and professional fees of $42,347.

Our operating expenses were $352,153 for the period from November 16, 2009 (date of inception) to December 31, 2010.  Our operating expenses for the period from November 16, 2009 to December 31, 2010 were primarily related to consulting fees of $278,125, professional fees of $45,847 and general and administrative expenses of $28,181.

We recorded a net loss of $635,376 for the year ended December 31, 2010.  We recorded a net loss of $659,341 for the period from November 16, 2009 (date of inception) to December 31, 2010.

Liquidity and Capital Resources

The financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  We have a working capital deficit, and have incurred losses since inception resulting in an accumulated deficit of $ 933,777 as of June 30, 2011 , and further losses are anticipated in the development of our business raising substantial doubt about our company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon our company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

As of June 30 , 2011, we had total current assets of $ 1,329 consisting of cash and cash equivalents and total assets in the amount of $ 201,329 . We had current liabilities in the amount of $ 504,861 as of June 30 , 2011. Thus, we had a working capital deficit of $ 503,532 as of June 30 , 2011.

Operating activities used $ 113,048 in cash for the six months ended June 30 , 2011. Our net loss of $ 274,436 was the sole reason for our negative operating cash, offset by an increase in accrued expenses of $ 91,331 , an increase in related party accrued expenses of $ 65,557 , and an increase in related party accrued interest of $ 4,500. Financing activities during the six months ended June 30 , 2011 generated $ 95,000 in cash during the period, all of which was due to proceeds from convertible notes , which was slightly offset by the repayment of $505 due to our director .

On March 23, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a promissory note in the aggregate principal amount of $65,000 (the “March Note”). Additionally, on May 3, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a promissory note in the aggregate principal amount of $32,500 (the “May Note”). On September 21, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a promissory note in the aggregate principal amount of $37,500 (the “September Note,” and together with the March Note and the May Note, the “Notes”). The net proceeds of these financings, after deducting placement agent fees, are to be used for general working capital purposes.  The March Note bears interest at the rate of 8% per annum and matures on December 28, 2011. The May Note bears interest at a rate of 8% and matures on February 2, 2012. The September Note bears interest at a rate of 8% and matures on June 9, 2012.  The March Note is convertible into shares of our common stock beginning 180 days from the date of the March Note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The May Note is convertible into shares of our common stock beginning 180 days from the date of the May Note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event. The September Note is convertible into shares of our common stock beginning 180 days from the date of the September Note at a conversion price of 55% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event. We are only entitled to prepay the Notes from the date of the Notes until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the Notes, so long as the holders of the Notes have not elected to convert the Notes into our common stock.  We are only entitled to prepay the Notes 91 days from the date of the Notes up to 180 days from the date of the Notes at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the Notes. We have no right to prepay the Notes after 180 days from the date of the Notes. Unless waived in writing by the holders of the Notes, we are prohibited from effecting the conversion of the Notes to the extent that as a result of such conversion the holders thereof would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the Notes are outstanding, the holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the holder. Under each Securities Purchase Agreement, the holder is entitled to a right of first refusal on any subsequent equity offerings (or debt offerings with an equity component) that we may engage in for a period of one year.

For so long as we have any obligation under the Notes, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.  The Notes contain events of default which, if triggered, will result in the requirement to pay a default amount as specified in the Notes.  The default amount depends on the particular event of default.  In some cases, the amount we would owe the holder could be two times the sum of the outstanding principal balance of the Notes, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the Notes.  In other cases, the amount we would owe the holder would be 150% of the sum of the outstanding principal balance of the Notes, accrued and unpaid interest, default interest, and other amounts required under the Notes.  Other cases elicit other default amounts as provided under the Notes.  The Notes also provide for an option for the holder to take the default amount in shares of our common stock under a formula provided in the Notes in lieu of a cash payout.

In June 2011, we entered into the Investment Agreement with Centurion for the provision of the Equity Line of up to $5,000,000. Pursuant to the terms and conditions of the Investment Agreement, we may sell newly issued shares of our common stock to Centurion (each such sale, a “put”) from time to time at a price equal to the lesser of : (i) 96% of the Market Price (as defined below) of our common stock ; or (ii) the Market Price of our common stock minus $0.01, subject to certain dollar and share volume limitations for each put, until the earlier of : (a) 36  months from the date of the Investment Agreement ; or (b) until all puts under the Investment Agreement have reached an aggregate gross sales price equal to $5,000,000. Each put amount is limited to $250,000 provided further that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i)   1.5 million shares; (ii) 17.5% of the aggregate trading volume, excluding any block trades that exceed 50,000 shares of common stock, of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of : (a ) the floor price plus a fixed discount of the lesser of $.01 ; (b ) the floor price if any set by us divided by 0.96 ; or ( c ) $.01, the greater of all three clauses being referred to as the “Trigger Price”); (iii) an aggregate of $5,000,000 worth of common stock when combined with the put shares sold in all prior puts; or (iv) such number of put shares that when added to the number of shares of our common stock then beneficially owned by Centurion would exceed 9.9% of the number of shares of our common stock outstanding. The Investment Agreement provides that prior to exercising any put we must have a registration statement declared effective with respect to the shares to be sold under the Equity Line. “Market Price” means the average of the three lowest daily volume weighted average prices published daily by Bloomberg LP for our common stock during the fifteen consecutive trading day period immediately following the date specified by us on which we intend to exercise the applicable put. In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Centurion 128,453 shares of common stock as a document preparation fee having a value of $20,000 and 1,091,703 shares of our common stock as a commitment fee having a value of $150,000.

Despite our recent financings, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements such as the Equity Line ; however there can be no assurance that we will meet the conditions necessary to be able to use the Equity Line. Other than the Equity Line, we do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that any additional financing will be available to us on acceptable terms, or at all.

We have notes payable issued to various lenders.  A summary of the outstanding notes are as follows: (i) on July 26, 2010, we issued a convertible promissory note, in the principal amount of $50,000, to Paramount Trading Company Inc. The note accrues interest at 12% per annum. The note , together with all accrued interest, was due and payable by July 27, 2011 and to date no payment has been made under the note and we are in default under the note. The note is convertible into shares of our common stock at fair market value, determined by the lesser of our share price of our last private offering or the 30 day average of our trading stock; (ii) on March 23, 2011, we issued a note in the aggregate principal amount of $65,000 (the “Note”). The Note bears interest at the rate of 8% per annum and matures on December 28, 2011. The Note is convertible into shares of our common stock beginning 180 days from the date of the Note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event; (iii) on May 3, 2011, we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the aggregate principal amount of $32,500. The Note bears interest at the rate of 8% per annum and matures on February 2, 2012. The note is convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event; (iv) on May 18, 2010, we issued a convertible promissory note, in the principal amount of $25,000. The note accrues interest at 12% per annum. The note, together with all accrued interest, was due and payable by September 3, 2011; and (v) on March 31, 2011  we entered issued a note in the principal amount of $7,000 that was due and payable by April 30, 2011.  To date this loan has not been repaid; and (vi) on September 21, 2011 we entered into a Securities Purchase Agreement with an accredited investor for the sale of a convertible promissory note in the aggregate principal amount of $37,500. The note bears interest at the rate of 8% per annum and matures on June 9, 2012. The note is convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 55% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event .

Set forth below is a chart of our outstanding debt obligations as of September 30 , 2011:

Original Principal Amount	Maturity Date	Features
$50,000	July 27, 2011	Interest rate 12% Convertible into shares of our common stock determined by the lesser of our share price of our last private offering or the 30 day average of our trading stock

$65,000	December 28, 2011
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date

$32,500	February 2, 2012
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date

$25,000	September 3, 2011	Interest rate 12%

$7,000	April 30, 2011	Interest rate 5%

$37,500	June 9, 2012
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 55% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 3 of the financial statements.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Issuances of Securities

In a share exchange transaction that closed on May 3, 2010, we acquired all the issued and outstanding shares of VDL through the issuance of 8,500, 023 (after taking into account all stock splits) shares of common stock. In addition, two debt holders converted their debt into an aggregate of 19,049,809 shares of our common stock.  These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuances were not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

On May 3, 2010, we agreed to convert a note payable in the principal amount of $490,000 into 232,749,907 shares of common stock. We exchanged our securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On May 3, 2010 we converted a note payable of $75,000 into 33,750,013 shares of common stock. We exchanged our securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On May 18, 2010 we issued a promissory note in the principal amount of $25,000 that bears interest at a rate of 12% per annum and matures on September 3, 2011 to a related party.  On November 21, 2010 we issued 500,000 shares of our common stock to Sobini Capital Inc. for $70,000. These issuances of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not public offerings as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offerings. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances .

On May 24, 2010, we completed an approximately 3:1 forward stock split.

On June 26, 2010 we issued a promissory note in the principal amount of $25,000 that bears interest at a rate of 12% per annum and matures on September 3, 2011 to a related party.  Interest payments accrue upon the note issuance but are not paid until the loan matures on July 27, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuance did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. This issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On July 26, 2010, we issued a promissory note in the principal amount of $50,000 that bears interest at a rate of 12% per annum and matures on July 27, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuance did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On November 29, 2010, we completed a 5:1 forward stock split and increased our authorized share capital to 750,000,000 shares of common stock.

On October 25, 2010, we issued 500,000 shares of our common stock at a price of $0.70 per share for total proceeds of $70,000. This issuance of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On March 23, 2011, we issued a promissory note in the principal amount of $65,000 that bears interest at the rate of 8% and matures on December 28, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On March 31, 2011, we issued a promissory note in the principal amount of $7,000 that bears interest at the rate of 5% and matures on April 30, 2011.  This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On May 3, 2011, we issued a promissory note in the principal amount of $32,500 that bears interest at the rate of 8% and matures on February 2, 2012. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On May 5, 2011, in connection with the Investment Agreement we issued 128,453 shares of our common stock to Centurion and on June 5, 2011 we issued 1,091,703 shares of our common stock to Centurion as a commitment fee. These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not a public offering as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offerings. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances .

In July 2011, we issued 5,000,000 shares of our common stock to two advisors in accordance with the terms of agreements that we entered intro during the prior year. These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not a public offering as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

On September 21, 2011, we issued a promissory note in the principal amount of $37,500 that bears interest at the rate of 8% and matures June 9, 2012. This issuance of shares qualified for exemption under Section 4(2) of the Securities Act and Regulation D thereunder since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was  done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance .

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers

The following table contains information with respect to our sole executive officer and director .

Name	Age	Office(s) Held
Fraser Cottington	45	President, Chief Executive Officer, Chief Financial Officer and Director

Set forth below is a brief description of the background and business experience of our sole executive officer and director .

Fraser Cottington

Since May 2010, Mr. Cottington has served as our President, Chief Executive Officer, Chief Financial Officer and a director.   From November 2009 through May 2010, Mr. Cottington served as the sole officer of VDL.   From July 2008 to November 2009, Mr. Cottington was involved in directing the business development of Hytec Information Systems , a start up information management solution, and assisting NHS bodies across the United Kingdom, such as Primary Healthcare Trusts (PCT’s) and General Practice consortia, in order to align a new information infrastructure in meeting compliance criteria across complex information management policies.  From 2005 to 2008 Mr. Cottington managed sales, marketing and product development for a Siemens company specializing in information risk management and business continuity, where he developed business with central government departments, NATO, MOD, healthcare and corporate clients in the banking and oil & gas sectors.

Mr. Cottington’s experience with developmental companies makes him an invaluable director.  In addition, his product development skills also make him well suited to be our director.

Term of Office

Our directors hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Advisory Board

We no longer have an advisory board as our agreements with our two former advisors have expired and we have no guarantee that the prior advisors will be willing to serve on our advisory board if it were reconstituted or that we will have an advisory board in the future.  We are currently renegotiating with our former advisors to continue their service on our advisory board.

On June 25, 2010, we entered into an Advisory Board Member Agreement (the “Bandaru Agreement”) with Professor Prabhakar Bandaru who is a US citizen. Per the terms of the Bandaru Agreement, Professor Bandaru was to serve for a period of 12 months as an advisor to our company for technical issues with our battery products, and other advisory services as determined from time to time by the board of directors.  As consideration for the Bandaru Agreement, Professor Bandaru received a one-time payment of 0.5% shares of our common stock (2,500,000 shares of our common stock).  We are currently negotiating the terms of an extended agreement with Professor Bandaru.

Mr. Bandaru is currently an Associate Professor of Materials Science in the Mechanical Engineering Department at U.C. San Diego.  He is also affiliated with the Electrical Engineering and Nanoengineering departments. His research group is interested in materials physics and chemistry, broadly looking at the electrical, electrochemical, optical, and thermal properties of materials at the mesoscopic and microscopic levels. Professor Bandaru was named to the Scientific American 50 and also received a young investigator award from the National Science Foundation. In addition he has received the NSF Career Award from the National Science Foundation.

On June 7 , 2010 we entered into an Advisory Board Member Agreement (the “Skabara Agreement”) with Professor Peter Skabara to serve as a non-executive member of our advisory board for a term of 12 months.  As compensation for his services Mr. Skabara was issued shares of commons stock equal to .5% of our outstanding shares at the time of the agreement (2,500,000 shares of our common stock).   Professor Skabara was to provide services of ten hours per month advising the board on technical viability and capabilities of a proposed battery design, managing the specifications and production of prototypes and providing technical assistance in answering investor questions. We are currently negotiating the terms of an extended agreement with Professor Skabara.

Since 2005, Mr. Skabara has been a Professor of Materials Chemistry at the University of Strathclyde. Prior to 2005, he lectured at various universities, including serving  as a senior lecturer in Inorganic Materials Chemistry at the University of Manchester from 2004-2005, serving as a lecturer in Inorganic Materials Chemistry at the University of Manchester from 2000-2004 and serving as a lecturer at Sheffield Hallam University from 1995-2000.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director, Fraser Cottington, at the address appearing on the first page of this prospectus.

Code of Ethics

We have not adopted a Code of Ethics that applies our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

During the years ended December 31, 2010 and 2009 we did not issue any options or shares of restricted stock to any named officers or directors in connection with their employment or service to our company and there are no outstanding equity awards as of December 31, 2010.

Executive Compensation

The following table sets forth all compensation awarded, earned or paid for services rendered to our executive officers that exceeded $100,000 during each of the fiscal years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fraser Cottington (1) President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2010 2009	$86,320 $14,720	0 0	0 0	0 0	0 0	0 0	0 0	$86,320 $14,720

Barbara Lamb Former Chief Executive Officer, Former President, Former Principal Accounting Officer and Former Director	2010 2009	0 $1,668	0 0	0 0	0 0	0 0	0 0	0 $6,554 (2)	0 $8,222

(1) Does not include 8,500,023 shares of stock that Mr. Cottington received in exchange for the shares he had previously received for his initial investment in VDL.
(2) Other compensation was made up of rent and utilities provided by Ms. Lamb to the company at a cost of $575 per month for a total of $6,554 for the year ended December 31, 2009.

Consulting Agreement

On November 5, 2009, a company owned by Fraser Cottington, FE Business Consultants Ltd., entered into a consultancy agreement with our subsidiary, VDL, which at the time was solely owned by Fraser Cottington, our sole director and officer.   The term of the agreement is for two years.  In consideration for IT, communications, information security, data protection compliance and information risk management services, VDL agreed to compensate FE Business Consultants Ltd. as follows:

▪
VDL agreed to pay fees to the consultant at an hourly rate agreed to by and between the parties and based on a periodic budget that will be established by VDL from time-to-time, payable no later than 7 days after the date of invoice received from the consultant.

▪
VDL agreed to grant stock options equivalent to 1.5% of the issued and outstanding shares 30 days after the company has successfully completed its listing and commenced trading of its shares of common stock with a designated trading symbol.  However, the right to receive the shares underlying the stock options was subsequently waived and no underlying shares of stock were issued.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Fraser Cottington	-	-	-	-	-	-	-	-	-

Barbara Lamb	-	-	-	-	-	-	-	-	-

Director Compensation

The table below summarizes all compensation of our directors as of December 31, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fraser Cottington	-	-	-	-	-	-	-

Barbara Lamb (1)	-	-	-	-	-	-	-

(1) Ms. Lamb resigned as a director in May 2010.

We currently maintain no agreement for employment with our sole executive officer .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of  September 30 , 2011, certain information as to shares of our common stock owned by : (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.  Unless otherwise indicated below, each entity or person listed below maintains an address of 400 Thames Valley Park Drive, Reading, Berkshire, England RG6 1PT.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission.  The information is not necessarily indicative of beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 30 , 2011 through the exercise of any stock option, warrant or other right.  The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

Beneficial owner	Number of shares beneficially owned (1)	Post-Offering Maximum Amount
Officers and Directors
Fraser Cottington	8,500, 023	1. 68%
Officers and Directors collectively	8,500, 023	1. 68%

5 Percent Shareholders
Cornerstone Holdings, Inc. Office 404 4th Floor Albany House 324/326 Regent Street London, UK W1B3HH	232,749, 973	45.93%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(2)	A total of 506,720,121 shares of our common stock are considered to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

TRADING MARKET

There is currently a limited trading market for our common stock on the OTCBB .  The shares will be sold at the prevailing market price at the time of sale or privately negotiated prices.

 SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holders the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holders. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holders after any sales made pursuant to this prospectus because the selling security holders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holders will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” or “selling security holders” includes the stockholders listed below and their respective successors. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering

Centurion Private Equity, LLC (1)	1,220,156	80,000,000	0	0

Total

(1) Eric Swartz, the manager of Centurion Private Equity, LLC, has voting and investment control of Centurion Private Equity, LLC.

RELATIONSHIPS BETWEEN THE ISSUER AND THE SELLING SECURITYHOLDERS

The selling stockholder has not  at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us.

PLAN OF DISTRIBUTION

Each selling security holder of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling security holders may arrange for other broker -dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holders are underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing : (i) the name of each such selling security holder and of the participating broker-dealer(s ); (ii) the number of shares involved ; (iii) the price at which such the shares of common stock were sold ; (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable ; (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus ; and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law. The selling security holders’ obligations under the Investment Agreement are non-transferable.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. Centurion has agreed not to engage in short sales of our common stock; however, Centurion will have the ability to enter into any short exempt sale or any short sale or other hedging or similar arrangement with respect to put shares after it receives a put notice with respect to such shares so long as such sales or arrangements do not involve more than the number of put shares in the put notice.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below and under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with Securities Exchange Commission regulations), since January 1, 2010 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On November 5, 2009, a company owned by Fraser Cottington, FE Business Consultants Ltd., entered into a consultancy agreement with VDL pursuant to which, in addition to other compensation, FE Business Consultants was to be issued options equal to 1.5% stock of the stock of VDL.  FE Consultants subsequently waived its right to receive the shares of stock underlying such options and no shares were subsequently issued .

On May 3, 2010, we entered into a share exchange agreement (the “Share Exchange”) with Vendum Batteries Limited, a company organized under the laws of the United Kingdom (“VDL”). In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of VDL, which resulted in a parent-subsidiary relationship (the “Acquisition”).

In addition, pursuant to the terms and conditions of the Share Exchange:

▪
Fraser Cottington, the sole shareholder of all of the capital stock of VDL issued and outstanding immediately prior to the closing of the Acquisition , exchanged his shares for 8,500, 023 shares of our common stock. As a result, the sole shareholder of VDL received 8,500, 023 newly issued shares of our common stock.

▪	The debt holders of VDL converted all of their debt in VDL into shares of our common stock. As a result, Cornerstone Holdings, Inc. received 232,749,970 shares of our common stock.

▪	Our board of directors was reconstituted to consist of Fraser Cottington who, prior to the Acquisition, was the sole director of VDL.

▪	VDL provided customary representations and warranties and closing conditions, including approval of the Acquisition by its sole shareholder.

As of the date of the Share Exchange and currently, there are no material relationships between us or any of our affiliates and VDL, other than in respect of the Share Exchange.

Immediately following the closing of the Acquisition, in a separate transaction, our former Chief Executive Officer and sole director, Ms. Barbara Lamb, agreed to purchase our former health business in exchange for the cancellation and return all of her common stock into treasury. Specifically, pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Ms. Lamb retired 62,459,540 shares of our common stock in exchange for our prior business of health-related websites that advocates a blend of western medicine with alternative health practices.

Our principal executive offices are located at 400 Thames Valley Park Drive, Reading, Berkshire, England, RG6 1PT.  Our Chief Executive Officer has provided us office space without charge.

On May 18, 2010, the Company issued a 12% convertible note payable of $25,000 to Murrayfield Limited due September 3, 2011.  The loan is still outstanding.

On July 26, 2010, the Company issued a 12% convertible note payable of $50,000 to Paramount Trading Company Inc. Interest began to accrue from the date of issuance of the loan which matures on July 27, 2011. The loan is still outstanding.

DESCRIPTION OF SECURITIES

Authorized Capital and Outstanding Shares

We have 750,000,000 authorized shares of common stock.  As of September 30, 2011, we had 506,720,121 shares our common stock issued and outstanding, held by 15 shareholders of record, not including those held in street name.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors.  Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Preferred Stock

We do not have any preferred stock authorized at this time.

Dividends

We have not paid any dividends on our common stock.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.  The payment of any dividends will be within the discretion of our board of directors.  It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board does not anticipate paying any cash dividends in the foreseeable future.

Outstanding Notes

On May 18, 2010, we issued a convertible promissory note, in the principal amount of $25,000 (the “Note”). The Note accrues interest at 12% per annum. The Note, together with all accrued interest, is due and payable by September 3, 2011. The Note is convertible into shares of our common stock at fair market value, determined by the lesser of our share price of our last private offering or the 30 day average of our trading stock.

On July 26, 2010, we issued a convertible promissory note, in the principal amount of $50,000, to Paramount Trading Company Inc. (the “Note”). The Note accrues interest at 12% per annum. The Note, together with all accrued interest, is due and payable by July 27, 2011. The Note is convertible into shares of our common stock at fair market value, determined by the lesser of our share price of our last private offering or the 30 day average of our trading stock.

On March 23, 2011, we entered into a Securities Purchase Agreement (the “March Purchase Agreement”) with an accredited investor (the “March Holder”) for the sale of a convertible promissory note (the “March Note”) in the aggregate principal amount of $65,000. The net proceeds of the financing, after deducting placement agent fees, are to be used for our general working capital purposes. The March Note bears interest at the rate of 8% per annum and matures on December 28, 2011. The March Note is convertible into shares of our common stock beginning 180 days from the date of the  March Note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

Unless waived in writing by the March Holder, we are prohibited from effecting the conversion of the March Note to the extent that as a result of such conversion the March Holder thereof would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the March Note is outstanding, the March Holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the March Holder.

Under the March Purchase Agreement, the March Holder is entitled to a right of first refusal on any subsequent equity offerings (or debt offerings with an equity component) that we may engage in for a period of one year.

We are only entitled to prepay the March Note from the date of the March Note until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the March Note, so long as the March Holder has not elected to convert the March Note into our common stock. We are only entitled to prepay the March Note 91 days from the date of the March Note up to 180 days from the date of the March Note at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the March Note. We have no right to prepay the March Note after 180 days from the date of the Note.

For so long as we have any obligation under the March  Note, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.

The March Note contains events of default which, if triggered, will result in the requirement to pay a default amount as specified in the Note. The default amount depends on the particular event of default.  In some cases, the amount we would owe the March Holder could be two times the sum of the outstanding principal balance of the March Note, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the March Note.  In other cases, the amount we would owe the March Holder would be 150% of the sum of the outstanding principal balance of the March Note, accrued and unpaid interest, default interest, and other amounts required under the March Note. Other cases elicit other default amounts as provided under the March Note. The March Note also provides for an option for the March Holder to take the default amount in shares of our common stock under a formula provided in the March Note in lieu of a cash payout.

Subsequent to year end, we entered into a promissory note agreement in the amount of $7,000, with the entire amount of the principal plus interest at 5 % per annum to be repaid on April 30, 2011.

On May 3, 2011, we entered into a Securities Purchase Agreement (the “May Purchase Agreement”) with an accredited investor (the “May Holder”) for the sale of a convertible promissory note (the “May Note”) in the aggregate principal amount of $32,500. The May Note bears interest at the rate of 8% per annum and matures on February 2, 2012. The May Note is convertible into shares of our common stock beginning 180 days from the date of the May Note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

Unless waived in writing by the May Holder, we are prohibited from effecting the conversion of the May Note to the extent that as a result of such conversion the May Holder thereof would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the May Note is outstanding, the May Holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the May Holder.

Under the May Purchase Agreement, the May Holder is entitled to a right of first refusal on any subsequent equity offerings (or debt offerings with an equity component) that we may engage in for a period of one year.

We are only entitled to prepay the May Note from the date of the May Note until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the May Note, so long as the May Holder has not elected to convert the May Note into our common stock. We are only entitled to prepay the Note 91 days from the date of the May Note up to 180 days from the date of the May Note at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the May Note. We have no right to prepay the May Note after 180 days from the date of the May Note.

For so long as we have any obligation under the May Note, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.

The May Note contains events of default which, if triggered, will result in the requirement to pay a default amount as specified in the May Note. The default amount depends on the particular event of default. In some cases, the amount we would owe the May Holder could be two times the sum of the outstanding principal balance of the May Note, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the May Note. In other cases, the amount we would owe the May Holder would be 150% of the sum of the outstanding principal balance of the May Note, accrued and unpaid interest, default interest, and other amounts required under the May Note. Other cases elicit other default amounts as provided under the May Note. The May Note also provides for an option for the May Holder to take the default amount in shares of our common stock under a formula provided in the May Note in lieu of a cash payout.

On September 21, 2011, we received funds in connection with a Securities Purchase Agreement, dated as of September 7, 2011 (the “September Purchase Agreement”), with an accredited investor (the “September Holder”) for the sale of a convertible promissory note (the “September Note”) in the aggregate principal amount of $37,500. The net proceeds of the financing, after deducting placement agent fees, are to be used for our general working capital purposes. The September Note bears interest at the rate of 8% per annum and matures on June 9, 2012. The September Note is convertible into shares of our common stock beginning 180 days from the date of the September Note at a conversion price of 55% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

Unless waived in writing by the September Holder, we are prohibited from effecting the conversion of the September Note to the extent that as a result of such conversion the September Holder would beneficially own more than 4.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the September Note is outstanding, the September Holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the September Holder.

Under the September Purchase Agreement, the September Holder is entitled to a right of first refusal on any subsequent equity offerings in an amount less than $100,000 with terms similar to the terms set forth in the September Note and September Purchase Agreement (or debt offerings with an equity component) that we may engage in for a period of one year.

We are only entitled to prepay the September Note from the date of the September Note until 90 days thereafter at 150% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the September Note, so long as the September Holder has not elected to convert the September Note into our common stock. We are only entitled to prepay the September Note 91 days from the date of the September Note up to 180 days from the date of the September Note at 175% of the outstanding principal balance, accrued and unpaid interest, default interest, and other amounts required under the September Note. We have no right to prepay the September Note after 180 days from the date of the September Note.

For so long as we have any obligation under the September Note, we agreed to certain restrictions on our ability to declare dividends, repurchase our capital stock, borrow money, sell our assets, or advance loans to others.

The September Note contains events of default which, if triggered, will result in the requirement to pay a default amount as specified in the September Note. The default amount depends on the particular event of default. In some cases, the amount we would owe the September Holder could be two times the sum of the outstanding principal balance of the September Note, accrued and unpaid interest, default interest (at 22% per annum), and other amounts required under the September Note. In other cases, the amount we would owe the September Holder would be 150% of the sum of the outstanding principal balance of the September Note, accrued and unpaid interest, default interest, and other amounts required under the September Note. Other cases elicit other default amounts as provided under the September Note. The September Note also provides for an option for the September Holder to take the default amount in shares of our common stock under a formula provided in the September Note in lieu of a cash payout.

Set forth below is a chart of our outstanding debt obligations as of September 30 , 2011:

Original Principal Amount	Maturity Date	Features
$50,000	July 27, 2011	Interest rate 12% Convertible into shares of our common stock determined by the lesser of the share price of our last private offering or the 30 day average of our trading stock

$65,000	December 28, 2011
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date

$32,500	February 2, 2012
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date

$25,000	September 3, 2011	Interest rate 12%

$7,000	April 30, 2011	Interest rate 5%

$37,500	June 9, 2012
Interest rate 8%
Convertible into shares of our common stock beginning 180 days from the date of the note at a conversion price of 60% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market after this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock.

Sales of Restricted Securities

Upon the completion of this offering, we will have 585,499,965 shares of common stock outstanding.

Of the shares to be outstanding after the closing of this offering, the shares sold in this offering will be freely tradable without restriction under the Securities Act .

Transfer Agent

Our transfer agent is Action Stock Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

EXPERTS

The financial statements for the years ended December 31, 2010 and 2009 included in this prospectus have been audited by Silberstein & Ungar, PLLC CPAs to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Silberstein & Ungar, PLLC and upon the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that no officer or director shall be personally liable to us or our stockholders for monetary damages except as provided pursuant to Nevada law; provided, however, that we are not required to indemnify any director or officer in connection with any proceeding initiated by such person unless : (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors of our company; (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in our company under Nevada law; or (iv) such indemnification is required to be made pursuant to our bylaws. Our bylaws also provide that we will indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to any person under our bylaws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer for expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. We file reports and other information that can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports as we determine to be appropriate or as may be required by law.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Vendum Batteries Inc.
Woodley, Reading, United Kingdom

We have audited the accompanying consolidated balance sheets of Vendum Batteries Inc. and subsidiary (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the periods then ended and the period from November 16, 2009 (Date of Inception) through December 31, 2010. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vendum Batteries Inc. and subsidiary as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the periods then ended and the period from November 16, 2009 (Date of Inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, has received no revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 30, 2011

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND 2009

	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$21,766	$46,330
Stock subscription receivable	0	2
Total Current Assets	21,766	46,332

Other Asset
Intellectual property	200,000	0

Total Assets	$221,766	$46,332

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$157,605	$8,771
Accrued expenses – related party	8,680	14,756
Accrued interest – related parties	7,188	345
Due to director	505	0
Convertible notes payable – related parties	75,000	50,000

Total Liabilities	248,978	73,872

Stockholders' Deficit
Common stock, par value $.001, 750,000,000 shares authorized, 500,499,965 shares issued and outstanding (2009 – par value $2; 14 shares issued and outstanding)	500,500	2
Additional paid-in capital	134,502	0
Cumulative translation adjustment	(2,873)	(3,577)
Deficit accumulated during the development stage	(659,341)	(23,965)
Total Stockholders' Deficit	(27,212)	(27,540)

Total Liabilities and Stockholders' Deficit	$221,766	$46,332

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2010 AND 2009
PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2010

	Year ended December 31, 2010	Period ended December 31, 2009	Period from November 16, 2009 (Inception) to December 31, 2010

REVENUES	$0	$0	$0

OPERATING EXPENSES
Professional fees	42,347	3,500	45,847
Consulting fees	258,313	19,812	278,125
General and administrative expenses	27,873	308	28,181

TOTAL OPERATING EXPENSES	328,533	23,620	352,153

NET LOSS FROM OPERATIONS	(328,533)	(23,620)	(352,153)

OTHER INCOME (EXPENSE)
Interest expense	6,843	345	7,188
Impairment of intellectual property	300,000	0	300,000
TOTAL OTHER INCOME (EXPENSE)	(306,843)	345	(307,188)

LOSS BEFORE PROVISION FOR INCOME TAXES	(635,376)	(23,965)	(659,341)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(635,376)	$(23,965)	$(659,341)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	332,960,255	8,500,023

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2010

	Common stock		Additional paid-in	Cumulative translation	Deficit accumulated during the development
	Shares	Amount	Capital	Adjustment	Stage	Total

Inception, November 16, 2009	-	$-	$-	$-	$-	$-

Shares issued to founder	14	2		-	-	2

Net loss and cumulative translation adjustment for the period ended December 31, 2009	-	-		(3,577)	(23,965)	(27,542)

Balance, December 31, 2009	14	2	0	(3,577)	(23,965)	(27,540)

Shares cancelled in reverse merger	(14)	(2)	2	-	-	0

Shares issued in merger	8,500,023	608	(608)	-	-	0

Shares issued on recapitalization	1,098,786,657	78,543	(78,543)	-	-	0

Shares cancelled by former officer	(873,786,635)	(62,459)	62,459	-	-	0

Shares issued for conversion of debt	33,750,013	2,413	72,587	-	-	75,000

Shares issued for conversion of debt	232,749,907	16,637	473,363	-	-	490,000

Stock split	-	64,258	(64,258)	-	-	0

Shares issued for cash	500,000	100	69,900	-	-	70,000

Stock split	-	400,400	(400,400)	-	-	0

Net loss and cumulative translation adjustment for the period ended December 31, 2010	-	-	-	704	(635,376)	(634,672)

Balance, December 31, 2010	500,499,965	$500,500	$134,502	$(2,873)	$(659,341)	$(27,212)

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED DECEMBER 31, 2010 AND 2009
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO DECEMBER 31, 2010

	Year ended December 31, 2010	Period ended December 31, 2009	Period from November 16, 2009 (Inception) to December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(635,376)	$(23,965)	$(659,341)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Impairment of intellectual property	300,000	0	300,000
Changes in assets and liabilities:
Increase in accrued expenses	148,834	8,771	157,605
Increase (decrease) in accrued expenses – related party	(6,076)	14,756	8,680
Increase in accrued interest – related parties	6,843	345	7,188
Cash Flows Used in Operating Activities	(185,775)	(93)	(185,868)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid to acquire intellectual property	(10,000)	0	(10,000)
Cash Flows Used in Investing Activities	(10,000)	0	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to director	505	0	505
Cash received for stock subscription receivable	2	0	2
Proceeds from convertible note payable	100,000	50,000	150,000
Proceeds from the sale of common stock	70,000	0	70,000
Cash Flows Provided by Financing Activities	170,507	50,000	220,507

Exchange rate effect on cash and cash equivalents	704	(3,577)	(2,873)

Net Increase (Decrease) in Cash and Cash Equivalents	(24,564)	46,330	21,766
Cash and cash equivalents, beginning of period	46,330	0	0
Cash and cash equivalents, end of period	$21,766	$46,330	$21,766

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0
SUPPLEMENTAL NON-CASH TRANSACTIONS
Stock issued for stock subscription receivable	$0	$2	$2
Note payable issued to acquire intellectual property	$490,000	$0	$490,000
Convertible notes payable converted to common stock	$75,000	$0	$75,000
Note payable settled in common stock	$490,000	$0	$565,000

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Vendum Batteries Inc. (formerly Wishart Enterprises Limited) (the "Company" or “Vendum”) was incorporated in Nevada on December 13, 2006.  Vendum is an environmentally friendly mobile battery company with the sole focus on identifying, evaluating, acquiring, developing and partnering for the commercialization of proprietary eco-friendly power sources.

As further described in Note 9, the Company closed a share exchange transaction effective May 3, 2010 with the shareholders of Vendum Batteries Limited, which was incorporated under the laws of the United Kingdom on November 16, 2009 (“Vendum UK”). This share exchange transaction constituted a reverse merger and a recapitalization of Vendum.  In conjunction with this reverse merger, the historical accounts of Vendum become the historical accounts of Wishart for accounting purposes and, in conjunction therewith, Wishart changed its fiscal year-end to December 31 to coincide with the historical year-end of Vendum.  Vendum Batteries Limited is a wholly-owned subsidiary of Vendum Batteries Inc.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has a working capital deficit, and has incurred losses since inception resulting in an accumulated deficit of $659,341 as of December 31, 2010, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $21,766 and $46,330 of cash as of December 31, 2010 and 2009, respectively.

Reclassifications
Certain accounts and financial statement captions in the prior periods have been reclassified to conform to the current period financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Foreign Currency Translation
The Company's functional currency is the Pound Sterling and its reporting currency is the United States dollar.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 and $0 during the periods ended December 31, 2010 and 2009, respectively.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements
Vendum does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – INTELLECTUAL PROPERTY

On January 4, 2010 the Company entered into an asset purchase agreement with Cornerstone Holdings Ltd. The Company agreed to purchase intellectual property from the seller for total proceeds of $500,000.  The Company paid a $10,000 deposit on January 6, 2010.  The remaining $490,000 was to be paid in varying installments over the next 21 months.  The rights, title and interest of the intellectual property was transferred to the Company on the date of the first $10,000 payment. On May 3, 2010, the remaining $490,000 outstanding was converted into 232,749,907 shares of common stock of the Company.

The Company analyzed the intellectual property for impairment at year end and determined that the fair market value was $200,000.  As such, an impairment charge of $300,000 was recorded.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 5 – ACCRUED EXPENSES

Accrued expenses and interest at December 31, 2010 and 2009 consisted of the following:

	2010	2009
Professional fees	$16,925	$3,500
Consulting fees	140,680	5,271
Total accrued expenses	$157,605	$8,771

NOTE 6 – ACCRUED EXPENSES – RELATED PARTY

Accrued expenses – related party consisted amounts due to an officer and shareholder of the Company for consulting services. There was $8,680 and $14,756 of accrued expenses – related party as of December 31, 2010 and 2009, respectively.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 10, 2009, a related party issued the company a 12% convertible note payable of $50,000. Interest will accrue beginning from the date of the loan however no interest is due until the loan comes due on December 10, 2010.

On March 3, 2010 another $25,000 was loaned to the company under the same terms as the original loan.

On May 3, 2010, the convertible loans of $75,000 were converted into 33,750,013 shares of common stock.

On May 18, 2010, the Company issued a 12% convertible note payable of $25,000 to a related party due September 3, 2011.

On July 26, 2010, the Company issued a 12% convertible note payable of $50,000 to a related party. Interest will accrue beginning from the date of the loan however no interest is due until the loan comes due on July 27, 2011.

The balance of the convertible notes as of December 31, 2010 and 2009 was $75,000 and $50,000, respectively.

Accrued interest payable related to the above loans totaled $7,188 and $345 at December 31, 2010 and December 31, 2009, respectively.

The loan may be converted into the Company’s common stock at any point during the term of the loan by the note holder. The number of shares to be issued will be determined by the fair market value of the common stock on the date of the conversion. If fair market value is not determinable at the conversion date the stock will be converted based on the lesser of either the share price of the last private offering or the thirty day average of the Company’s stock in the event a public listing has taken place.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 8 – DUE TO DIRECTOR

A director and shareholder of the Company advanced $505 to Vendum during the year ended December 31, 2010. The amount is unsecured, non-interest bearing and due on demand.

NOTE 9 – COMMON STOCK

The Company has 750,000,000 shares of $0.001 par value common stock authorized.

On November 17, 2009, the Company issued 1 share of common stock for total proceeds of $2.  As of December 31, 2009 the proceeds had not been collected. The funds for the stock were deposited into the company bank account on March 4, 2010.

In a share exchange transaction that closed on May 3, 2010, Wishart acquired all the issued and outstanding shares of Vendum Batteries Limited through the issuance of 8,500,023 shares of Wishart. The Company treated the purchase of Vendum Batteries Limited as a reverse acquisition pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text. Accordingly, these transactions are recorded as capital transactions in substance rather than business combinations.

Therefore, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of Wishart, accompanied by a recapitalization. Accordingly, the reverse acquisition has been accounted for as a recapitalization.

For accounting purposes, Vendum is considered the acquirer in the reverse acquisition.  The historical financial statements are those of Vendum consolidated with the parent, Wishart Enterprises, Inc. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

On May 3, 2010, the Company agreed to convert a note payable of $490,000 into 232,749,907 shares of common stock.

Also on May 3, 2010, the Company converted two convertible notes payable totaling $75,000 into 33,750,013 shares of common stock.

On November 1, 2010, the Company issued 500,000 common shares of stock for $70,000 cash.

On May 24, 2010, the Company completed an approximately 3:1 forward stock split.

On November 29, 2010, the Company completed a 5:1 forward stock split and increased its authorized share capital to 750,000,000 shares of common stock.

All share information presented in these financial statements and accompanying footnotes have been retroactively adjusted to reflect the increased number of shares resulting from these actions.

There were 500,499,965 and 14 shares of common stock issued and outstanding as of December 31, 2010 and 2009, respectively.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The Company entered into two consulting agreements during the year ended December 31, 2010. Both agreements are for twelve months and began in June and July 2010, respectively.

The following are minimum annual payments due under those agreements:

December 31, 2011	$25,125
2012	0
2013	0
2014	0
2015	0
Total	$25,125

NOTE 11 – INCOME TAXES

As of December 31, 2010, the Company had net operating loss carry forwards of approximately $659,000 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for the Federal income tax consists of the following:

	2010	2009
Federal income tax attributable to:
Current Operations	$216,028	$5,033
Less: valuation allowance	(216,028)	(5,033)
Net provision for Corporation income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2010	2009
Deferred tax asset attributable to:
Net operating loss carryover	$221,061	$5,033
Less: valuation allowance	(221,061)	(5,033)
Net deferred tax asset	$0	$0

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 12 – SUBSEQUENT EVENTS

On March 23, 2011, the Company entered into a Securities Purchase Agreement with an accredited investor for the sale of a Convertible Promissory Note in the aggregate principal amount of $65,000. The net proceeds of the financing, after deducting placement agent fees, are to be used for general working capital purposes. The Notes bear interest at the rate of 8% per annum and matures on December 28, 2011. The Note is convertible into shares of our common stock beginning 180 days from the date of the Note at a conversion price of 60% of the average of the lowest three trading prices of the Company’s common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

Unless waived in writing by the Holder, the Company is prohibited from effecting the conversion of the Note to the extent that as a result of such conversion the Holder thereof would beneficially own more than 4.99% in the aggregate of the issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the Note is outstanding, the Holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the Holder.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2010 through March 30, 2011 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2011

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
 (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

	June 30,	December 31,
ASSETS	2011	2010
Current Assets
Cash and cash equivalents	$1,329	$21,766

Other Asset
Intellectual property	200,000	200,000

Total Assets	$201,329	$221,766

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$248,936	$157,605
Accrued expenses – related party	74,237	8,680
Accrued interest – related parties	11,688	7,188
Due to director	0	505
Convertible notes payable – related parties	75,000	75,000
Convertible notes payable- other	95,000	0

Total Liabilities	504,861	248,978

Stockholders' Deficit
Common stock, par value $.001, 750,000,000 shares authorized, 500,499,965 shares issued and outstanding (2010 – 500,499,965 issued and outstanding)	500,500	500,500
Additional paid-in capital	134,502	134,502
Cumulative translation adjustment	(4,757)	(2,873)
Deficit accumulated during the development stage	(933,777)	(659,341)
Total Stockholders' Deficit	(303,532)	(27,212)

Total Liabilities and Stockholders' Deficit	$201,329	$221,766

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO JUNE 30, 2011

	Three months ended June 30, 2011	Three months ended June 30, 2010	Six months ended June 30, 2011	Six months ended June 30, 2010	Period from November 16, 2009 (Inception) to June 30, 2011

REVENUES	$0	$0	$0	$0	$0

OPERATING EXPENSES
Professional fees	48,492	8,919	50,992	9,304	96,839
Consulting fees	155,598	44,038	208,825	80,866	486,950
General and administrative expenses	2,651	8,184	10,119	16,040	38,300

TOTAL OPERATING EXPENSES	206,741	61,141	269,936	106,210	622,089

NET LOSS FROM OPERATIONS	(206,741)	(61,141)	(269,936)	(106,210)	(622,089)

OTHER INCOME (EXPENSE)
Interest expense	(2,250)	0	(4,500)	0	(11,688)
Impairment of intellectual property	0	0	0	0	(300,000)
TOTAL OTHER INCOME (EXPENSE)	(2,250)	0	(4,500)	0	(311,688)

LOSS BEFORE PROVISION FOR INCOME TAXES	(208,991)	(61,141)	(274,436)	(106,210)	(933,777)

PROVISION FOR INCOME TAXES	0	0	0	0	0

NET LOSS	$(208,991)	$(61,141)	$(274,436)	$(106,210)	$(933,777)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	500,499,965	64,835,162	500,499,965	32,596,785

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO JUNE 30, 2011

	Common stock		Additional paid-in	Cumulative translation	Deficit accumulated during the development
	Shares	Amount	Capital	Adjustment	Stage	Total
Inception, November 16, 2009	-	$-	$-	$-	$-	$-

Shares issued to founder	14	2		-	-	2

Net loss and cumulative translation adjustment for the period ended December 31, 2009	-	-		(3,577)	(23,965)	(27,542)

Balance, December 31, 2009	14	2	0	(3,577)	(23,965)	(27,540)

Shares cancelled in reverse merger	(14)	(2)	2	-	-	0

Shares issued in merger	8,500,023	608	(608)	-	-	0

Shares issued on recapitalization	1,098,786,657	78,543	(78,543)	-	-	0

Shares cancelled by former officer	(873,786,635)	(62,459)	62,459	-	-	0

Shares issued for conversion of debt	33,750,013	2,413	72,587	-	-	75,000

Shares issued for conversion of debt	232,749,907	16,637	473,363	-	-	490,000

Stock split	-	64,258	(64,258)	-	-	0

Shares issued for cash	500,000	100	69,900	-	-	70,000

Stock split	-	400,400	(400,400)	-	-	0
Net loss and cumulative translation adjustment for the period ended December 31, 2010				704	(635,376)	(634,672)
Balance, December 31, 2010	500,499,965	500,500	134,502	(2,873)	(659,341)	(27,212)
Net loss and cumulative translation adjustment for the period ended June 30, 2011	-	-	-	(1,884)	(274,436)	(276,320)

Balance, June 30, 2011	500,499,965	$500,500	$134,502	$(4,757)	$(933,777)	$(303,532)

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010
FOR THE PERIOD FROM NOVEMBER 16, 2009 (INCEPTION) TO JUNE 30, 2011

	Six months ended June 30, 2011	Six months ended June 30, 2010	Period from November 16, 2009 (Inception) to June 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(274,436)	$(106,210)	$(933,777)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Impairment of intellectual property	0	0	300,000
Changes in assets and liabilities:
Decrease in accounts receivable		4,812	0
Increase(decrease) in accrued expenses	91,331	20,962	248,936
Increase (decrease) in accrued expenses – related party	65,557	0	74,237
Increase in accrued interest – related parties	4,500	0	11,688
Cash Flows Used in Operating Activities	(113,048)	(80,436)	(298,916)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid to acquire intellectual property	0	(10,000)	(10,000)
Cash Flows Used in Investing Activities	0	(10,000)	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from (repayment to) due to director	(505)	505	0
Cash received for stock subscription receivable	0	2	2
Proceeds from convertible note payable	95,000	50,000	245,000
Proceeds from the sale of common stock	0	0	70,000
Cash Flows Provided by Financing Activities	94,495	50,507	315,002

Exchange rate effect on cash and cash equivalents	(1,884)	1,321	(4,757)

Net Increase (Decrease) in Cash and Cash Equivalents	(20,437)	(38,608)	1,329
Cash and cash equivalents, beginning of period	21,766	41,518	0
Cash and cash equivalents, end of period	$1,329	$2,910	$1,329

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0
SUPPLEMENTAL NON-CASH TRANSACTIONS
Stock issued for stock subscription receivable	$0	$0	$2
Note payable issued to acquire intellectual property	$0	$490,000	$490,000
Convertible notes payable converted to common stock	$0	$595,000	$75,000
Note payable settled in common stock	$0	$0	$565,000

See accompanying notes to financial statements.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Vendum Batteries Inc. (formerly Wishart Enterprises Limited) (the "Company" or “Vendum”) was incorporated in Nevada on December 13, 2006.  Vendum is an environmentally friendly mobile battery company with the sole focus on identifying, evaluating, acquiring, developing and partnering for the commercialization of proprietary eco-friendly power sources.

As further described in Note 9, the Company closed a share exchange transaction effective May 3, 2010 with the shareholders of Vendum Batteries Limited, which was incorporated under the laws of the United Kingdom on November 16, 2009 (“Vendum UK”). This share exchange transaction constituted a reverse merger and a recapitalization of Vendum.  In conjunction with this reverse merger, the historical accounts of Vendum become the historical accounts of Wishart for accounting purposes and, in conjunction therewith, Wishart changed its fiscal year-end to December 31 to coincide with the historical year-end of Vendum.  Vendum Batteries Limited is a wholly-owned subsidiary of Vendum Batteries Inc.

The accompanying interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has a working capital deficit, and has incurred losses since inception resulting in an accumulated deficit of $933,777 as of June 30, 2011, and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES
Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there have been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED )

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $1,329 and $21,766 of cash as of June 30, 2011 and December 31, 2010, respectively.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Foreign Currency Translation
The Company's functional currency is the Pound Sterling and its reporting currency is the United States dollar.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 and $0 during the periods ended June 30, 2011 and 2010, respectively.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2011.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements
Vendum does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 4 – INTELLECTUAL PROPERTY

On January 4, 2010 the Company entered into an asset purchase agreement with Cornerstone Holdings Ltd. The Company agreed to purchase intellectual property from the seller for total proceeds of $500,000.  The Company paid a $10,000 deposit on January 6, 2010.  The remaining $490,000 was to be paid in varying installments over the next 21 months.  The rights, title and interest of the intellectual property was transferred to the Company on the date of the first $10,000 payment. On May 3, 2010, the remaining $490,000 outstanding was converted into 232,749,907 shares of common stock of the Company.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 4 – INTELLECTUAL PROPERTY (CONTINUED)
The Company analyzed the intellectual property for impairment at December 31, 2010 and determined that the fair market value was $200,000.  As such, an impairment charge of $300,000 was recorded.
NOTE 5 – ACCRUED EXPENSES

Accrued expenses and interest at June 30, 2011 and December 31, 2010 consisted of the following:

	2011	2010
Professional fees	$27,000	$16,925
Consulting fees	221,936	140,680
Total accrued expenses	$248,936	$157,605

NOTE 6 – ACCRUED EXPENSES – RELATED PARTY

Accrued expenses – related party consisted amounts due to an officer and shareholder of the Company for consulting services. There was $74,237 and $8,680 of accrued expenses – related party as of June 30, 2011 and December 31, 2010, respectively.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On December 10, 2009, a related party issued the company a 12% convertible note payable of $50,000. Interest will accrue beginning from the date of the loan however no interest is due until the loan comes due on December 10, 2010.

On March 3, 2010 another $25,000 was loaned to the company under the same terms as the original loan.

On May 3, 2010, the convertible loans of $75,000 were converted into 33,750,013 shares of common stock.

On May 18, 2010, the Company issued a 12% convertible note payable of $25,000 to a related party due September 3, 2011.

On July 26, 2010, the Company issued a 12% convertible note payable of $50,000 to a related party. Interest will accrue beginning from the date of the loan however no interest is due until the loan comes due on July 27, 2011.

The balance of the convertible notes to related parties as of June 30, 2011 and December 31, 2010 was $75,000 and $75,000, respectively.

Accrued interest payable related to the above loans totaled $11,688 and $7,188 at June 30, 2011 and December 31, 2010, respectively.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 7 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

On March 23, 2011, the Company entered into a Securities Purchase Agreement with an accredited investor for the sale of a Convertible Promissory Note in the aggregate principal amount of $65,000. The net proceeds of the financing, after deducting placement agent fees, are to be used for general working capital purposes. The Note bears interest at the rate of 8% per annum and matures on December 28, 2011. The Note is convertible into shares of our common stock beginning 180 days from the date of the Note at a conversion price of 60% of the average of the lowest three trading prices of the Company’s common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

Unless waived in writing by the Holder, the Company is prohibited from effecting the conversion of the Note to the extent that as a result of such conversion the Holder thereof would beneficially own more than 4.99% in the aggregate of the issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion. While the Note is outstanding, the Holder is entitled to a reduction in the conversion price if we issue any securities for a per share price less than the conversion price in effect available to the Holder.
The loans may be converted into the Company’s common stock at any point during the term of the loan by the note holder. The number of shares to be issued will be determined by the fair market value of the common stock on the date of the conversion. If fair market value is not determinable at the conversion date the stock will be converted based on the lesser of either the share price of the last private offering or the thirty day average of the Company’s stock in the event a public listing has taken place.

On May 3, 2011, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Holder”) for the sale of a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $32,000. The net proceeds of the financing, after deducting placement agent fees, are to be used for our general working capital purposes. The Note bears interest at the rate of 8% per annum and matures on February 2, 2012. The Note is convertible into shares of our common stock beginning 180 days from the date of the Note at a conversion price of 58% of the average of the lowest three trading prices of our common stock during the ten trading days on the OTCBB proceeding the conversion date. The number of shares issuable upon conversion shall be proportionally adjusted to reflect any stock dividend, split or similar event.

NOTE 8 – DUE TO DIRECTOR

A director and shareholder of the Company advanced $1,005 (December 31, 2010 - $505) to Vendum during the period ended March 31, 2011. The amount is unsecured, non-interest bearing and due on demand. The loan was repaid during the period ended June 30, 2011.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 9 – COMMON STOCK

The Company has 750,000,000 shares of $0.001 par value common stock authorized.

On November 17, 2009, the Company issued 1 share of common stock for total proceeds of $2.  As of December 31, 2009 the proceeds had not been collected. The funds for the stock were deposited into the company bank account on March 4, 2010.

In a share exchange transaction that closed on May 3, 2010, Wishart acquired all the issued and outstanding shares of Vendum Batteries Limited through the issuance of 8,500,020 shares of Wishart. The Company treated the purchase of Vendum Batteries Limited as a reverse acquisition pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text. Accordingly, these transactions are recorded as capital transactions in substance rather than business combinations.

Therefore, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of Wishart, accompanied by a recapitalization. Accordingly, the reverse acquisition has been accounted for as a recapitalization.

For accounting purposes, Vendum is considered the acquirer in the reverse acquisition.  The historical financial statements are those of Vendum consolidated with the parent, Wishart Enterprises, Inc. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

On May 3, 2010, the Company agreed to convert a note payable of $490,000 into 232,749,907 shares of common stock.

Also on May 3, 2010, the Company converted two convertible notes payable totaling $75,000 into 33,750,013 shares of common stock.

On November 1, 2010, the Company issued 500,000 common shares of stock for $70,000 cash.

On May 24, 2010, the Company completed an approximately 3:1 forward stock split.

On November 29, 2010, the Company completed a 5:1 forward stock split and increased its authorized share capital to 750,000,000 shares of common stock.

All share information presented in these financial statements and accompanying footnotes have been retroactively adjusted to reflect the increased number of shares resulting from these actions.

There were 501,591,668 and 500,499,965 shares of common stock issued and outstanding as of June 30, 2011 and December 31, 2010, respectively.

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 9 – COMMON STOCK (continued)
The Company entered into an Investment Agreement with Centurion Private Equity, LLC (“Centurion”) on June 3, 2011.  Pursuant to the Investment Agreement, Centurion committed to purchase up to $5,000,000 of our common stock, over a period of time terminating upon 36 months from the date of the Investment Agreement, subject to an effective registration statement covering the resale of the common stock and subject to certain conditions and limitations set forth in the Investment Agreement, including limitations based upon the trading volume of the Company’s common stock. The maximum aggregate number of shares issuable by us and purchasable by Centurion under the Investment Agreement is that number of shares of common stock having an aggregate purchase price of $5,000,000.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The Company entered into two consulting agreements during the year ended December 31, 2010. Both agreements are for twelve months and began in June and July 2010, respectively.

NOTE 11 – INCOME TAXES

As of June 30, 2011, the Company had net operating loss carry forwards of approximately $934,000 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for the Federal income tax consists of the following:

	June 30,	June 30,
	2011	2010
Federal income tax attributable to:
Current Operations	$93,240	$36,000
Less: valuation allowance	(93,240)	(36,000)
Net provision for Corporation income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	June 30,	December 31,
	2011	2010
Deferred tax asset attributable to:
Net operating loss carryover	$317,500	$221,061
Less: valuation allowance	(317,500)	(221,061)
Net deferred tax asset	$0	$0

VENDUM BATTERIES INC.
(FORMERLY WISHART ENTERPRISES LIMITED)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2011

NOTE 12 – SUBSEQUENT EVENTS
In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2011 through August 5, 2011 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$743.04
Accounting fees and expenses	5,000
Legal fees and expenses	$30,000
Printing and related expenses	$1,000
Transfer agent fees and expenses	1,000
Miscellaneous	500
Total	$38,243.04

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 78.138 of Nevada Revised Statutes and our bylaws, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 78.138 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person's conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation's best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person's conduct was unlawful.

Our bylaws provide that no officer or director shall be personally liable to us or our stockholders for monetary damages except as provided pursuant to Nevada law; provided, however, that we are not required to indemnify any director or officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of directors of our company; (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in our company under Nevada law; or (iv) such indemnification is required to be made pursuant to our bylaws. Our bylaws also provide that we will indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to any person under our bylaws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, as amended (the “Securities Act ”) , may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the past three years.  We did not pay any commissions in connection with any of these sales.

In a share exchange transaction that closed on May 3, 2010, we acquired all the issued and outstanding shares of VDL through the issuance of 8,500,023 (after taking into account all stock splits) shares of common stock. In addition, two debt holders converted their debt into an aggregate of 19,049,809 shares of our common stock. These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuances were not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

On May 3, 2010, we agreed to convert a note payable in the principal amount of $490,000 into 232,749,907 shares of common stock. We exchanged our securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On May 3, 2010 we converted a note payable of $75,000 into 33,750,013 shares of common stock. We exchanged our securities with existing security holders and no remuneration or commission was paid in reliance on Section 3(a)(9) of the Securities Act.

On May 18, 2010 we issued a promissory note in the principal amount of $25,000 that bears interest at a rate of 12% per annum and matures on September 3, 2011 to a related party.  On November 21, 2010 we issued 500,000 shares of our common stock to Sobini Capital Inc. for $70,000. These issuances of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not public offerings as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offerings. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

On May 24, 2010, we completed an approximately 3:1 forward stock split.

On June 26, 2010 we issued a promissory note in the principal amount of $25,000 that bears interest at a rate of 12% per annum and matures on September 3, 2011 to a related party.  Interest payments accrue upon the note issuance but are not paid until the loan matures on July 27, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuance did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On July 26, 2010, we issued a promissory note in the principal amount of $50,000 that bears interest at a rate of 12% per annum and matures on July 27, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuance did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On November 29, 2010, we completed a 5:1 forward stock split and increased our authorized share capital to 750,000,000 shares of common stock.

On October 25, 2010, we issued 500,000 shares of our common stock at a price of $0.70 per share for total proceeds of $70,000. This issuance of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On March 23, 2011, we issued a promissory note in the principal amount of $65,000 that bears interest at the rate of 8% and matures on December 28, 2011. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering . The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering . The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance .

On March 31, 2011, we issued a promissory note in the principal amount of $7,000 that bears interest at the rate of 5% and matures on April 30, 2011.  This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On May 3, 2011, we issued a promissory note in the principal amount of $32,500 that bears interest at the rate of 8% and matures on February 2, 2012. This issuance of securities qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

On May 5, 2011, in connection with the Investment Agreement we issued 128,453 shares of our common stock to Centurion and on June 5, 2011 we issued 1,091,703 shares of our common stock to Centurion as a commitment fee. These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not a public offering as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offerings. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

In July 2011, we issued 5,000,000 shares of our common stock to two advisors in accordance with the terms of agreements that we entered intro during the prior year. These issuances of shares qualified for exemption under Section 4(2) of the Securities Act since the issuances did not involve a public offering. These issuances were not a public offering as defined in Section 4(2) because the offers and sales were made to an insubstantial number of persons and because of the manner of the offering. These issuances were done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances .

On September 21, 2011, we issued a promissory note in the principal amount of $37,500 that bears interest at the rate of 8% and matures June 9, 2012. This issuance of shares qualified for exemption under Section 4(2) of the Securities Act and Regulation D thereunder since the issuances did not involve a public offering. The issuance was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. The issuance was done with no general solicitation or advertising by us. Based on an analysis of the above factors, our company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for the issuance.

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation dated as of May 18, 2010 (3)
3.3	Certificate of Change dated as of May 18, 2010 (3)
3.4	Certificate of Amendment effective July 20, 2010 (6)
3.5	Certificate of Change dated as of November 19, 2010 (8)
3.6	By-laws (1)
5.1	Opinion of Gracin & Marlow, LLP (*)
10.1	Share Exchange Agreement dated as of May 3, 2010 (2)
10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of May 3, 2010 (2)
10.3	Debt Conversion Agreement for Murrayfield Limited dated May 3, 2010 (2)
10.4	Debt Conversion Agreement for Cornerstone Holdings, Ltd. dated May 3, 2010 (2)
10.5	12% Convertible Promissory Note dated May 1 8, 2010 (3)
10.6	Advisory Board Member Agreement with Peter J. Skabara dated June 7, 2010 (4)
10.7	12% Convertible Promissory Note dated July 12 , 2010 (5)
10.8	12% Convertible Promissory Note dated July 26, 2010 (7)
10.9	Form of Securities Purchase Agreement (9)
10.10	Form of Convertible Promissory Note (9)
10.11	Securities Purchase Agreement with Asher Enterprises, Inc. dated May 3, 2011 (10)
10.12	8% Convertible Promissory Note payable to Asher Enterprises, Inc. dated May 3, 2011 (10)
10.13	Investment Agreement dated as of June 3, 2011 between the Company and Centurion Private Equity, LLC (12)
10.14	Amended and Restated Investment Agreement, dated as of October __, 2011 between the Company and Centurion Private Equity, LLC (*)
10. 15	Registration Rights Agreement dated as of June 3, 2011 between the Company and Centurion Private Equity, LLC (12)
10 .16	Advisory Board Member Agreement with Professor Prabhakar Bandaru (12)
10. 17	Consulting Agreement with FE Business Consultants Ltd. (12)
10. 18	5% Promissory Note dated March 31, 2011 (12)
10.19	8% Convertible Promissory Note dated September 7, 2011 (13)
10.20	Securities Purchase Agreement dated September 7, 2011 (13)
23.1	Consent of Silberstein & Ungar, PLLC (*)
23.2	Consent of Gracin & Marlow, LLP (included in exhibit 5.1)

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (*)
 Incorporated by reference to the Registration Statement on Form S-1 filed on February 12, 2008.
 Incorporated by reference to the Current Report on Form 8-K filed on May 4, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on May 21, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on June 24, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on July 12, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on July 22, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on August 2, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on November 22, 2010.
 Incorporated by reference to the Current Report on Form 8-K filed on March 25, 2011.
 Incorporated by reference to the Current Report on Form 8-K filed on May 5, 2011.
Incorporated by reference to the Current Report on Form 8-K filed on June 8, 2011.
Incorporated by reference to the Registration Statement on Form S-1 filed on July 22, 2011.
Incorporated by reference to the Current Report on Form 8-K filed on September 22, 2011.
Filed herewith.

ITEM 28. UNDERTAKINGS

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file , during any period in which offers or sales are being made , a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate , represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant ;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant ; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wheat Ridge, state of Colorado, on October 7, 2011.

VENDUM BATTERIES, INC.

By:	/s/ Fraser Cottington
Fraser Cottington, Chief Executive Officer, President, Chief Financial Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fraser Cottington	Chairman, President, Chief Executive Officer and Chief Financial Officer	October 7, 2011
Fraser Cottington	(Principal Executive Officer and Principal Accounting Officer)